Exhibit 10.36

CONFIDENTIAL

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

by and among

ULYSSES LUXEMBOURG S.A R.L.

ULYSSES PARTICIPATION S.A R.L.

PARCOM BUY OUT FUND II B.V.

GSMP V ONSHORE US, LTD.

GSMP V OFFSHORE US, LTD.

GSMP V INSTITUTIONAL US, LTD.

SOCIÉTÉ GÉNÉRALE BANK & TRUST

and

EACH OF THE PERSONS NAMED IN ANNEX I HERETO

Dated as of November 30, 2010

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION
Section 1.01	Definitions	5
Section 1.02	Other Terms	16
Section 1.03	Rules of Construction	18

ARTICLE II

REPRESENTATIONS AND WARRANTIES
Section 2.01	Authority; Enforceability	19
Section 2.02	Consent	19

ARTICLE III

SHARE TRANSFERS
Section 3.01	Restrictive Legend	19
Section 3.02	Securities Laws Restrictions on Transfer	20
Section 3.03	Additional Restrictions on Transfer	20
Section 3.04	Approval of Transfers	23
Section 3.05	Improper Transfer	23

ARTICLE IV

CALL AND PUT OPTIONS OF CERTAIN STOCKHOLDERS
Section 4.01	Definitions	23
Section 4.02	Call by the Company	26
Section 4.03	Call by Other Managers	26
Section 4.04	Put by the Manager	26
Section 4.05	Closing of a Purchase by the Company	27
Section 4.06	Closing of a Purchase by Managers	28
Section 4.07	Designation by the Company of an Alternative Purchaser	28

ARTICLE V

TAG-ALONG, DRAG-ALONG, PRE-EMPTIVE AND EXCHANGE RIGHTS OF CERTAIN STOCKHOLDERS; CAPITAL CONTRIBUTIONS; EQUITY CURE
Section 5.01	Tag-Along Rights	29
Section 5.02	Drag-Along Rights	32
Section 5.03	Preemptive Rights	34
Section 5.04	Exchange and Other Rights	35
Section 5.05	Proceeds of a Subsidiary Offering or Trade Sale	36

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AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Agreement”) is made, subject to Section 9.19, effective as of November 30, 2010 by and among Ulysses Luxembourg S.à r.l. (the “Company”), a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg with registered office at 20 avenue Monterey, L-2163 Luxembourg (registered with the Trade and Companies’ Register of Luxembourg under B125646), Ulysses Participation S.à r.l. (“CVC”), a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg with registered office at 20 avenue Monterey, L-2163 Luxembourg (registered with the Trade and Companies’ Register of Luxembourg under section B number 136220), Parcom Buy Out Fund II B.V., a company incorporated under the laws of the Netherlands, recorded with the Register of the Chamber of Commerce of Amsterdam under the number 32123585 (“Parcom”), GSMP V Onshore US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability, GSMP V Offshore US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability, and GSMP V Institutional US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (collectively, “Goldman Sachs”), Société Générale Bank & Trust (“Société Générale”), a banking institution organized under the laws of the Grand Duchy of Luxembourg with registered office at 11, avenue Emile Reuter, L-2420 Luxembourg (registered with the Trade and Companies’ Register of Luxembourg under section B number 6061) in its capacity as fiduciary for each of the Persons named in Part 1 of Annex I hereto (each such Person, together with each Person subsequently executing a Joinder Agreement - Manager, individually, a “Manager” and, collectively, the “Managers”) and each of the Persons named in Part 2 of Annex I hereto. Each of CVC, Parcom, Goldman Sachs, Société Générale, and each of the Persons named in Part 2 of Annex I hereto is, together with each Person that subsequently executes a Joinder Agreement - Stockholder, individually referred to herein as a “Stockholder” and all of them are collectively referred to herein as the “Stockholders”.

W I T N E S S E T H:

WHEREAS, each of the Stockholders holds Company Capital Stock;

WHEREAS, pursuant to the Fiduciary Agreements, Société Générale holds its Company Capital Stock as fiduciary for each of the Persons named in Annex I hereto;

WHEREAS, each of the Persons named in Annex I hereto is employed by, or a director or advisory board member of, the Company or its Affiliate;

WHEREAS, each of the parties is currently party to a Stockholders Agreement dated as of January 8, 2008, as amended prior to the date hereof (the “Original Agreement”), which sets forth certain rights and restrictions with respect to the Company Capital Stock and the Managers’ employment;

WHEREAS, the parties acknowledge and agree that, in the event that the Sponsor Closing is achieved, the Sponsor will acquire certain rights and obligations as an owner of Capital Stock of the Univar Inc. as set forth in the Sponsor Stock Purchase Agreement; and

WHEREAS, the parties desire to enter into this Agreement to, effective concurrently with the Sponsor Closing, inter alia, amend and restate the terms of the Original Agreement so as to provide for certain amended and restated rights and restrictions with respect to the Company Capital Stock and the Managers’ employment;

NOW, THEREFORE, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the Company Capital Stock. For the avoidance of doubt, Univar Inc. is an Affiliate of the Company for purposes of this Agreement.

“Agreement” is defined in the preamble to this Agreement.

“Board” means the Board of Directors of the Company.

“Business” means the global chemical distribution business of the Company and its Subsidiaries.

“Business Day” means each day other than a Saturday or Sunday or a day on which banking institutions in the Grand Duchy of Luxembourg or the City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, and any rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

“Cause” shall mean any one or more of the following: (i) the Manager’s willful and continued failure to perform his or her material duties with respect to the Company or its Affiliates (except where due to a physical or mental incapacity) which continues beyond ten (10) Business Days after a written demand for substantial performance is delivered to the Manager by the Company or its Affiliate, (ii) the Manager’s conviction of or plea nolo contendere to (A) the commission of a felony, or (B) any misdemeanor that is a crime of moral turpitude, (iii) willful and gross misconduct by the Manager in connection with his duties as an employee of the Company or its Affiliate, or (iv) breach of any non-competition, non-solicitation or confidentiality obligations owed by the Manager to the Company or its Affiliate; provided, that no act or omission on the part of the Manager shall be deemed “willful” if done, or omitted to be done, by the Manager in good faith and in the reasonable belief that such action or omission was in the best interest of the Company or its Affiliate, and no failure of the Manager or the Company or its Affiliate to achieve performance goals, in and of itself, shall be treated as a basis for the termination of a Manager’s employment by the Company or its Affiliate for “Cause”. Notwithstanding anything herein to the contrary, no termination shall be treated as for “Cause” (and any such termination shall instead be treated as without “Cause”) unless (i) the Manager has been given not less than ten (10) Business Days’ written notice by the Operating Company CEO on behalf of the Operating Company of its intention to terminate that Manager’s employment for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based, (ii) such notice is delivered not later than sixty (60) days after the Operating Company CEO’s learning of such act or acts or failure or failures to act, and (iii) the Operating Company CEO has thereafter provided that Manager with a written confirmation (after the Manager has been given a reasonable opportunity, together with counsel, to be heard by the Operating Company CEO) of the fact that, in the judgment of the Operating Company CEO, grounds for Cause on the basis of the original notice exist, and no cure was timely effected; provided, that if such Manager is the Operating Company CEO, the references to the Operating Company CEO that precede this proviso shall mean the Operating Company Board.

“Change in Control” means any one or more of the following: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) other than CVC or its Affiliate being an Affiliate of which CVC directly or indirectly owns 50% or more of the voting securities or interests, the Company, any Manager, or any employee benefit plan or trust of the Company or its Affiliate (each a “Permitted Change in Control Transferee”); (ii) any person or group, other than the Permitted Change in Control Transferee, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the 1934 Act), directly or indirectly, of more than 50% of the voting securities of the Company, including by way of merger, consolidation or otherwise (other than an Initial Public Offering); or (iii) the sale or disposition, in one or a series of related transactions, of the voting securities of the Company, other than to a Permitted Change in Control Transferee, as a result of which CVC (either directly or indirectly) (A) is no longer the single largest holder of voting securities of the Company, or (B) holds less than 25% of the total voting securities of the Company.

“Closing” means the completion of the acquisition of the majority of the issued and outstanding ordinary shares of Univar N.V. by the Company’s Affiliate Ulixes Holding BV on October 11, 2007.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended and in effect from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” is defined in the preamble to this Agreement.

“Company Capital Stock” means Capital Stock of the Company.

“Conditions” means any required material third-party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing such transaction.

“CVC” is defined in the preamble to this Agreement.

“CVC Funds Report” means the report(s) prepared by or on behalf of CVC or its Affiliate for the investors in the funds managed by CVC or its Affiliate with respect to matters including the value of the Company Capital Stock.

“CVC Investors” means CVC and its Related Persons and their Permitted Transferees.

“Date of Termination” means (i) if the Manager’s employment is terminated by his death, the date of his death, (ii) if the Manager’s employment is terminated by the Company or its Affiliate for Cause, the date on which Notice of Termination is given or, if later, the effective date of termination specified in such Notice of Termination, and (iii) if the Manager’s employment is terminated by the Company or its Affiliate without Cause, due to the Manager’s Total Disability or by the Manager for any reason, the date specified in the applicable Notice of Termination provided that such date shall not be less than 30 days nor more than 60 days after the date on which Notice of Termination is given.

“Demand Holder” means, collectively, the CVC Investors.

“Effective Period” means the period from and including the date of this Agreement until to and including the earlier of (1) such date as is determined by holders of a majority of the Ordinary Shares and specified by written notice from the Company to the Stockholders and (2) January 1, 2012.

“Eligible Offering” means an offer by the Company after the date hereof to Transfer to any Person or Persons (including any of the Stockholders) for cash, any Capital Stock (or debt convertible into Capital Stock) of the Company, other than:

(i) in an underwritten public offering registered under the 1933 Act or pursuant to a Rule 144A offering under the 1933 Act;

(ii) pursuant to any stock option, warrant, stock purchase plan or agreement or other benefit plans approved by the Board to employees, officers, independent directors, consultants and/or advisors to the Company or its Affiliate;

(iii) as consideration to any third party seller in connection with the bona fide acquisition by the Company or its Affiliate of the assets or securities of any Person in any transaction approved by the Board; and

(iv) as an inducement to a third party investor (in its capacity as a lender) in connection with any bona fide debt financing, subject to terms and conditions approved by the Board (but only if there are no Stockholders or Affiliates thereof who are providing any portion of such debt financing).

“Encumbrance” means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other right of third parties, voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

“Exempt Transfer” means any Transfer of shares of Company Capital Stock by the CVC Investors that does not exceed, when taken together with all other Exempt Transfers, 15% of the number of shares of Company Capital Stock beneficially owned by the CVC Investors as of the date hereof.

“Fair Market Value” means:

(i) if the applicable Company Capital Stock is publicly traded, the value of the applicable shares of Company Capital Stock reasonably derived by the Board from the closing market price per share of the Company Capital Stock on the applicable securities exchange as of the date preceding the date of determination of Fair Market Value;

(ii) in any other case, the value that is reasonably derived by the Board for the applicable shares of Company Capital Stock with reference to the most recent valuation of the Capital Stock of the Operating Company by an independent valuation firm that was performed within the preceding six months; provided, that in the absence of any such valuation, such value shall equal the value per share of the applicable Company Capital Stock as of the date preceding the date of determination of Fair Market Value as shown in the CVC Funds Report most recently delivered prior to the date of determination, as adjusted for any events affecting valuation that occur subsequent to the date of such CVC Funds Report. In determining Fair Market Value pursuant to this clause (ii), no upward adjustment or discount shall be taken relating to the fact that the Company Capital Stock is subject to the restrictions and entitled to the rights provided hereunder. Notwithstanding anything set forth herein, in each instance in which the Company Capital Stock of a Manager is to be purchased at Fair Market Value pursuant to Sections 4.02, 4.03 and 4.04, the Manager may deliver to the Company, not later than fourteen (14) days after delivery of the Call Notice, Management Call Notice or Put Notice, as applicable, a written objection to the initial Fair Market Value of the Call Securities or Put Securities as applicable as determined by the Board. If the Board and the Manager thereafter agree on a Fair Market Value of the Call Securities or Put Securities as applicable, such Fair Market Value shall be the Call Price or Put Price as applicable. If the Board and the Manager are unable to agree on the Fair Market Value within fourteen (14) days of delivery by the Manager of the aforementioned written objection, the Manager may deliver to the Company, not later than seventeen (17) days after delivery of the aforementioned written objection, a demand that the Board retain an independent appraiser, mutually acceptable to the Company and the Manager, having substantial knowledge and experience in valuing private companies and the financial markets, and such appraiser will be retained to determine the Fair Market Value of the Call Securities or Put Securities as applicable. The determination of such appraiser shall be binding on the Company and the Manager. In the event that the Fair Market Value ultimately determined by the appraiser is greater than 105% of that initially determined by the Board, the Company shall bear the costs of the appraiser. In the event that the Fair Market Value ultimately determined by the appraiser is equal to or less than 105% of that initially determined by the Board based upon the CVC Funds Report, the Manager shall bear the costs of the appraisal and the Fair Market Value shall be the Fair Market Value as initially determined by the Board.

“Fiduciary Agreements” means the Fiduciary Agreements made by and among Société Générale and the Managers and/or Settlors (as defined therein), each in substantially the form attached to the Original Agreement as Exhibit E.

“GAAP” means generally accepted accounting principles, consistently applied, in the United States.

“GS Holders” means Goldman Sachs, its Affiliates and their Permitted Transferees.

“Goldman Sachs” is defined in the preamble to this Agreement.

“Goldman Sachs Note Purchase Agreement” means the Note Purchase Agreement dated as of October 11, 2007, as amended from time to time in accordance with its terms, by and among the Company, Ulysses Finance S.à r.l., Ulysses Acquisition B.V., Univar Inc. and Goldman Sachs Investments Ltd.

“Good Reason” means any one or more of the following without the written consent of the Manager: (i) a reduction in the Manager’s base salary or a material reduction in the Manager’s annual incentive compensation opportunity, in each case other than any isolated or inadvertent failure by the Company or its Affiliate that is not in bad faith and cured within ten (10) Business Days after the Manager gives the Operating Company notice of such event; (ii) a substantial diminution in the Manager’s title, duties and responsibilities, other than any isolated or inadvertent failure by the Company or its Affiliate that is not in bad faith and cured within ten (10) Business Days after the Manager gives the Operating Company notice of such event; (iii) a transfer of the Manager’s primary workplace by more than thirty-five (35) miles from his or her current workplace; or (iv) the failure of a purchaser of the Business to assume a Manager’s employment contract in connection with the sale of the Business (where such assumption does not occur by operation of law).

“Initial Public Offering” means a bona fide underwritten initial public offering of Ordinary Shares pursuant to an effective registration statement filed under the 1933 Act (excluding registration statements filed on Form S-8, any similar successor form or another form used for a purpose similar to the intended use for such forms).

“Insolvency Event” means a party being unable to pay its debts as they fall due or the taking of any steps by such party or any other person relating to any of the following: (i) the presentation of a petition for winding up of such party, petition in bankruptcy or similar proceeding seeking its reorganization liquidation, which petition is not dismissed within 28 days; (ii) such other party being the subject of an order, or an effective resolution is passed for winding up the company; (iii) the application for an order or application for the appointment of a receiver (including an administrative receiver), administrator, trustee, liquidator or similar officer in respect of such other party, which application is not dismissed within 28 days; (iv) an execution creditor, encumbrance, receiver (including an administrative receiver) or other similar officer taking possession of the whole or any substantial part of such other party’s property or assets; (v) such other party making a compromise with its creditors generally or making a general assignment for the benefit of its creditors; (vi) the filing of a voluntary petition in bankruptcy or similar proceeding seeking liquidation or the filing of a written admission of its inability to pays its debts as they become due; (vii) filing a petition or answer seeking reorganization or an arrangement with creditors or taking advantage of any bankruptcy or insolvency law; or (viii) such other party goes into liquidation.

“Joinder Agreement” means a Joinder Agreement - Stockholder or a Joinder Agreement - Manager.

“Joinder Agreement - Stockholder” means a joinder agreement in the form attached hereto as Exhibit A.

“Joinder Agreement - Manager” means a joinder agreement in the form attached hereto as Exhibit B.

“Manager” and “Managers” is defined in the preamble to this Agreement.

“1933 Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Notice of Termination” means the notice stating that the Manager or the Company or its Affiliate, as the case may be, is electing to terminate the Manager’s employment by the Company or its Affiliate, as the case may be, stating the proposed effective date of such termination, indicating the specific provision(s) under which such termination is being effected and, if applicable, setting forth in reasonable detail the circumstances claimed to provide the basis for such termination.

“Operating Company” means Univar Inc., being the Company’s Affiliate having effective managerial control of the Business; provided, however, that it is understood and agreed that the term “Operating Company” shall further include an Affiliate of Univar Inc., but only if and for so long as (A) the board or other equivalent governing body of that Affiliate has assumed and is consistently exercising the power to direct the management and policies of the commonly controlled “Univar” group of companies of which Univar Inc. is a member, and (B) such Affiliate is not Univar N.V. and does not directly or indirectly control Univar N.V.

“Operating Company Board” means the Board of Directors of the Operating Company.

“Operating Company CEO” means John J. Zillmer or his successor from time to time as Chief Executive Officer of the Operating Company.

“Ordinary Shares” means ordinary shares, par value €0.01 per share, of the Company.

“Original Agreement” is defined in the recitals to this Agreement.

“Parcom” is defined in the preamble to this Agreement.

“Permitted Transferee” means:

(i) with respect to any Stockholder who is a natural person, (a) any member of such Stockholder’s immediate family and (b) one or more trusts, for the benefit of such Stockholder or members of such Stockholder’s immediate family and (c) if that Stockholder is a director, officer or employee of the Company or its Affiliate, the Company, its Affiliate or any CVC Investor in their respective capacity as lender to such Stockholder in connection with the pledge of such Stockholder’s rights to or interests in Company Capital Stock or foreclosure thereon;

(ii) with respect to any Stockholder that is not a natural person, any Affiliate or Related Person of such Stockholder;

(iii) to the extent such Stockholder is an investment fund, (a) any Related Person of such Stockholder, and (b) any Person acquiring all or substantially all of the investment portfolio of such Stockholder; and

(iv) with respect to Goldman Sachs and each of its Affiliates that is a Stockholder, its lender(s) in the ordinary course in connection with the pledge of such Stockholders’ assets or foreclosure thereon.

“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, a joint stock company, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“PPB” means the profit participating bonds in an aggregate amount of EUR 714,727,272 issued by Ulysses Finance S.à r.l. on or about October 11, 2007.

“Preferred Shares” means preferred shares, par value €0.01 per share, of the Company (if any).

“Pro Rata Portion” means (i) with respect to any Tag-Along Stockholder, such portion of the Ordinary Shares and/or Preferred Shares, as the case may be, held by it or by Société Générale as its fiduciary as is equal (when expressed as a percentage of such stockholding) to the percentage that the total number of shares of Ordinary Shares and/or Preferred Shares proposed to be sold by CVC represents to the total number of shares of Ordinary Shares and/or Preferred Shares then held by CVC, and (ii) in any other case, with respect to any class of the Company Capital Stock held by a Stockholder or by Société Générale as its fiduciary as of any date of determination, a fraction, the numerator of which is the number of shares of the same class of Company Capital Stock owned by such Stockholder or by Société Générale as its fiduciary and the denominator of which is the number of shares of the same class of Company Capital Stock owned by all Stockholders.

“Qualified Investor” means the CVC Investors, Parcom, Goldman Sachs and any other Stockholder which, together with its Related Persons, at the date of determination, owns at least 15% of the then outstanding Ordinary Shares.

“Qualified Percentage” means, (i) for the CVC Investors, 41%, (ii) for Parcom, 100%, and (iii) for Goldman Sachs, 35%.

“Qualified Public Offering” means a bona fide underwritten initial public offering of Ordinary Shares pursuant to an effective registration statement filed under the 1933 Act (excluding registration statements filed on Form S-8, any similar successor form or another form used for a purpose similar to the intended use for such forms) in which the net proceeds received by the Company (after underwriting discounts and commissions and transaction expenses) are at least $50,000,000.

“Registrable Securities” shall mean any of (i) the shares of Ordinary Shares owned by any Stockholder at the time of determination, and (ii) any other securities issued or issuable with respect to such shares of Ordinary Shares by way of a stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the 1933 Act and such securities shall have been disposed of by such holder pursuant to such registration statement, (b) such securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force) promulgated under the 1933 Act, (c) except for purposes of Section 8.02, such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and any subsequent disposition of such securities shall not require registration or qualification under the 1933 Act or any similar state law then in force or (d) such securities shall have ceased to be outstanding.

“Regulatory Actions” means any actions taken in good faith by Goldman Sachs or its affiliates to bring their activities into compliance (or into anticipated prospective compliance) with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time, and the regulations to be promulgated thereunder, without regard to the effective date thereof or the date by which compliance thereunder is required.

“Related Person” means, with respect to any Person, (a) an Affiliate of such Person, and (b) any investment fund whose investment manager, investment advisor or general partner is such Person or an Affiliate of such Person; provided, however, that no Person shall be deemed an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the Company Capital Stock.

“Senior Credit Facilities” means the senior secured credit facilities procured by the Company or its Affiliates for purposes of the Closing, as the same may be amended, modified, waived, refinanced or replaced from time to time with other indebtedness or receivables financing (whether under a new credit agreement, indenture, note or otherwise).

“Société Générale” is defined in the preamble to this Agreement.

“Sponsor” means CD&R Univar Holdings, L.P., a Cayman Islands exempted limited partnership.

“Sponsor Closing” means the consummation of the Sponsor Transaction on the terms and subject to the conditions set forth in the Sponsor Stock Purchase Agreement.

“Sponsor Stock Purchase Agreement” means that Stock Purchase Agreement, dated as of August 31, 2010, by and among Univar N.V., Univar Inc. and CDR Ulysses, LLC, a limited liability company organized under the laws of Delaware, as such agreement is amended, restated or modified from time to time in accordance with its terms.

“Sponsor Transaction” means the transactions contemplated in the Sponsor Stock Purchase Agreement.

“Sponsor Transaction Stockholders Agreement” means the Stockholders Agreement, to be entered into concurrently with the Sponsor Closing by and among Univar Inc., Univar N.V., Sponsor and/or certain of its affiliates and certain other parties, including; for the limited purpose of the Observer rights set forth in Section 4.02(d) thereof, Parcom, Parcom Buy Out Fund II B.V. and Goldman Sachs; and, for the limited purpose of Section 6.02(c) thereof, Clayton Dubilier & Rice, LLC and CVC European Equity Tandem GP Limited, CVC European Equity IV (AB) Limited and CVC European Equity IV (CDE) Limited, as such agreement is amended, restated or modified from time to time in accordance with its terms.

“Solicit” and “Solicitation” mean any communication of any kind whatsoever, regardless of by whom initiated, inviting, encouraging or requesting any Person to take or refrain from taking any action.

“Spousal Consent” means a spousal consent, a form of which is attached hereto as Exhibit C.

“Stockholder” and “Stockholders” is defined in the preamble to this Agreement.

“Subsidiary” means, with respect to any Person, (a) any corporation more than fifty percent (50%) of the stock of any class or classes of which having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one (1) or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one (1) or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest and (c) any Affiliate of such Person the management and direction of which such Person manifestly and indisputably controls by virtue of contract rights, board (or like controlling body) membership and/or stock ownership.

“Tag-Along Stockholder” means a Stockholder (including Société Générale as fiduciary for any Manager) that elects to participate in a Tag-Along Sale pursuant to Section 5.01 hereof.

“Tax Amount” means, with respect to a fiscal year and with respect to a Manager, an amount equal to the anticipated U.S. income taxes imposed on the Manager with respect to the Company income allocated to such Manager for such fiscal year for U.S. federal income tax purposes. All calculations of anticipated taxes pursuant to this definition shall assume that (i) each Manager is subject to the highest applicable marginal U.S. federal, state and local tax rates to which an individual residing in Redmond, Washington is subject, taking into account the deductibility (subject to applicable limitations) of U.S. state and local taxes, and the character of any income, gains, deductions, losses or credits, (ii) for purposes of determining the tax benefit of a deduction, loss or credit, each Manager’s only income, gains, losses, deductions and credits for such fiscal year and each prior fiscal year are income, gains, deductions, losses and credits attributable to its ownership interest in the Company, and (iii) any losses allocated to such Manager in prior periods but not previously utilized as an offset against income or gains pursuant to this paragraph are available for offset against income and gains (to the extent permitted by applicable tax law) with respect to such fiscal year.

“Taxes” means all federal, state or local and all foreign taxes, including income, gross receipts, windfall profits, value added, severance, property, production, sales, use, duty, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Third Party” means, with respect to any Stockholder, any Person other than an Affiliate of such Stockholder.

“Total Disability” shall have the meaning set forth in Univar N.V.’s long-term disability policy in effect at the time of termination, if one exists. If Univar N.V. does not have a long-term disability policy in effect at such time, the term “Total

Disability” shall mean the Manager’s inability (with or without such accommodation as may be required by law protecting persons with disabilities) to perform the essential functions of the Manager’s position for a period aggregating to one hundred eighty-one (181) calendar days in a twelve (12) month period, provided, however, that this period may be extended in the sole discretion of the Operating Company CEO (for Managers other than the Operating Company CEO) or the Board (for the Operating Company CEO).

“Transfer” means the offer, sale, lease, donation, assignment (as collateral or otherwise), mortgage, pledge, grant, hypothecation, encumbrance, gift, bequest or transfer or disposition of any security (including transfer by reorganization, merger, sale of substantially all of the assets or by operation of law).

“Transferee” means any Person who acquires shares of Company Capital Stock from a Stockholder and who is not a Permitted Transferee.

“Univar N.V.” means Univar N.V., a limited liability company (naamloze vennotschap) organized under the laws of the Netherlands and with corporate seat in Rotterdam, the Netherlands, or any successor entity thereto.

“U.S.-Netherlands Treaty” means the Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income between the United States of America and the Kingdom of the Netherlands, signed on December 18, 1992, as amended by the Protocol between the United States of America and the Kingdom of the Netherlands, signed on March 8, 2004.

Section 1.02 Other Terms. In addition to the terms defined in Section 1.01, the following terms shall have the respective meaning assigned thereto in the Sections indicated below (it being understood that other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement):

Defined Term	Section

Additional Stock	Section 5.03(a)
Additional Subscribing Stockholder	Section 5.08(b)
Adverse Tax Determination	Section 4.04
Applicable Tax Jurisdiction	Section 7.09
Bad Leaver Event	Section 4.01(a)
Call Event	Section 4.01(b)
Call Notice	Section 4.02
Call Option	Section 4.02
Call Price	Section 4.01(c)
Call Securities	Section 4.02
Called Manager	Section 4.02
Company	Section 7.09

Confidential Information	Section 7.06(b)
CVC Sold Percentage	Section 8.01(d)
Default Event	Section 4.01(d)
Delay Notice	Section 8.02(a)
Demand Registration	Section 8.02(a)
Designated Employee	Section 4.07
Designated Employees	Section 4.07
Developments	Section 7.08
Drag-Along Sale	Section 5.02(a)
Effective Date	Section 8.01(d)
Effectiveness Period	Section 8.02(a)
Emergency Liquidity Event	Section 4.01(e)
Equity Cure	Section 5.08(a)
Equity Cure Request	Section 5.08(a)
Excess Amount	Section 5.09(a)(ii)
Failed Subscription	Section 5.08(b)
Final Disposition	Section 6.05
Good Leaver Event	Section 4.01(f)
Hedging Transaction	Section 8.01(d)
Indemnified Taxes	Section 7.09
Investment Plus Interest Price	Section 4.01(g)
Investment Price	Section 4.01(g)
IPO	Section 5.04(a)
IPO Conversion	Section 5.04(a)
IPO Corporation	Section 5.04(a)
Lock-up Period	Section 8.06(a)
Losses	Section 7.09
Management Call Notice	Section 4.03
Management Call Option	Section 4.03
Manager’s Securities	Section 8.01(d)(i)(A)
Non-Subscribing Stockholder	Section 5.08(b)
Observer	Section 6.02(a)
Own	Section 3.03(e)(i)(A)
PFIC	Section 6.06(e)
Piggyback Holder	Section 8.01(a)
Piggyback Registration	Section 8.01(a)
Preemptive Notice	Section 5.03(a)
Proceeds	Section 5.09(a)(vi)
Prohibited Payment	Section 4.05
Purchaser	Section 5.01(a)
Put Event	Section 4.04
Put Notice	Section 4.04
Put Option	Section 4.04
Put Price	Section 4.01(h)

Put Securities	Section 4.04
Putting Manager	Section 4.04
Qualified Persons	Section 3.03(e)(i)(A)
Registration	Section 8.03
Request Notice	Section 8.02(a)
Restricted Territory	Section 7.02
Restriction Period	Section 7.02
Retirement Leaver Event	Section 4.01(i)
Subscribing Stockholder	Section 5.08(c)(i)
Supplemental Agreement	Section 7.01
Tag-Along Notice	Section 5.01(a)
Tag-Along Offered Shares	Section 5.01(a)(i)
Tag-Along Right	Section 5.01(a)(v)
Tag-Along Sale	Section 5.01(a)
Tax Advance	Section 6.05
Third Party Valuation	Section 5.08(d)
Total Capital Stock Value	Section 5.09(a)(vii)
Total Equity Value	Section 5.09(a)(viii)
Valid Business Reason	Section 8.02(a)

Section 1.03 Rules of Construction.

(a) For purposes of this Agreement, whenever a threshold for the amount invested in Company Capital Stock or the percentage of ownership of Company Capital Stock is to be determined as to a Stockholder, the investments and the beneficial ownership of Permitted Transferees of such Stockholder shall be aggregated with the investments and beneficial ownership of such Stockholder.

(b) Any provision of this Agreement which refers to the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation.”

(c) In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

(d) References to numbered or lettered articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement unless expressly stated otherwise. All references to this Agreement include, whether or not expressly referenced, the annexes and exhibits attached hereto.

(e) The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the parties hereby severally represents and warrants to each of the other parties as follows:

Section 2.01 Authority; Enforceability. Such party (i) has the legal capacity or organizational power and authority to execute, deliver and perform its obligations under this Agreement and (ii) (in the case of parties that are not natural persons) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 2.02 Consent. No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those that have been made or obtained on or prior to the date hereof, in connection with (i) the execution or delivery of this Agreement or (ii) the consummation of any of the transactions contemplated hereby. To the extent that such party is a natural person, either no Spousal Consent is required in connection with the transactions contemplated hereby or such party has delivered to the Company a Spousal Consent executed by his or her spouse.

ARTICLE III

SHARE TRANSFERS

Section 3.01 Restrictive Legend. Each certificate representing shares of Company Capital Stock held by a Stockholder will bear a legend in substantially the following form (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (“TRANSFER”) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 8, 2008, AS IT MAY BE AMENDED FROM TIME TO TIME. THE STOCKHOLDERS AGREEMENT CONTAINS, AMONG OTHER THINGS, SIGNIFICANT RESTRICTIONS ON THE TRANSFER OF THE SECURITIES OF THE COMPANY AND CERTAIN TAG-ALONG AND DRAG-ALONG RIGHTS AND RESTRICTIONS APPLICABLE TO THE SECURITIES. A COPY OF THE STOCKHOLDERS AGREEMENT IS AVAILABLE UPON REQUEST FROM THE COMPANY.”

Section 3.02 Securities Laws Restrictions on Transfer. No Stockholder shall Transfer any shares of Company Capital Stock unless and until:

(a) there is in effect a registration statement under the 1933 Act covering such proposed Transfer and such Transfer is made in accordance with such registration statement; or

(b) such Stockholder has notified the Company of the proposed Transfer and has furnished the Company with (i) a reasonable description of the circumstances surrounding the proposed Transfer; and (ii) if requested by the Company, an opinion of counsel, in form and substance reasonably satisfactory to the Company, that such Transfer shall not require registration of such shares under the 1933 Act.

Section 3.03 Additional Restrictions on Transfer. Further to the restrictions on Transfer imposed under Section 3.02:

(a) prior to an Initial Public Offering, no Stockholder other than the CVC Investors shall Transfer any shares of Company Capital Stock, other than

(i) a Transfer to one of its Permitted Transferees; provided, that such Permitted Transferee, if not already a party hereto, shall execute a Joinder Agreement - Stockholder prior to such Transfer; or

(ii) a Transfer in accordance with Article IV or Article V;

(b) prior to an Initial Public Offering, no Stockholder shall Transfer any shares of Company Capital Stock if such Transfer would necessitate the registration of the Company Capital Stock under Section 12 of the 1934 Act;

(c) no Stockholder shall Transfer (including, for the avoidance of doubt, a Transfer pursuant to Article IV, Section 5.01 or Section 5.02) any of its shares of the Capital Stock of the Company without concurrently Transferring to the same Person, in the same transaction and in the same proportion (as nearly as practicable) if the Stockholder is to Transfer Ordinary Shares, its Preferred Shares (and vice versa); and

(d) notwithstanding any other provision of this Agreement, no Stockholder shall Transfer any of its shares of Company Capital Stock if such Transfer would cause the Company to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code and Treas. Reg. § 1.7704-1.

(e) Notwithstanding any other provision of this Agreement:

(i) Each Qualified Investor:

(A) represents that, for purposes of the U.S.- Netherlands Treaty, “qualified persons” referenced in Article 26(2)(f)(i) of the U.S. Netherlands Treaty (“Qualified Persons”) own, directly or indirectly, within the meaning of the U.S.-Netherlands Treaty (“Own”) in the aggregate Company Capital Stock representing at least the Qualified Percentage (for such Qualified Investor) of the aggregate value of the Company Capital Stock owned by such Qualified Investor;

(B) shall, except to the extent prohibited by law, take such actions as are necessary (including, without limitation, imposing appropriate transfer restrictions on its direct and indirect shareholders, partners or other owners) and that it is able to take to cause the representation made by such Qualified Investor in the foregoing clause (A) to remain true at all times during the Effective Period; provided, that, notwithstanding anything in this Section 3.03(e) to the contrary, (x) Goldman Sachs shall not be required to take any action restricting any Regulatory Action and Goldman Sachs shall not be restricted from taking any Regulatory Action, and (y) the restrictions imposed by this Section 3.03(e) shall apply to Goldman Sachs only with respect to the period ending on the earlier of (i) the Redemption Date and (ii) February 1, 2011; provided, however, for the avoidance of doubt, that the representations, warranties and covenants in this Section 3.03(e) made with respect to such applicable period will continue to survive following the Redemption Date or February 1, 2011, as applicable; and

(C) shall notify the other Qualified Investors and the Company within two Business Days after becoming aware that the representation made by such Qualified Investor in the foregoing clause (A) has ceased to be true at any time during the Effective Period.

(ii) Unless otherwise approved by holders of a majority of the Ordinary Shares, no Stockholder shall knowingly, and for the avoidance of doubt no Manager shall knowingly cause Société Générale to, take, or cause to be taken, any action otherwise contemplated or permitted by this Agreement that would cause the aggregate percentage of the value of the Company Capital Stock, or the aggregate percentage of the value of the capital stock of Univar N.V., Owned by Qualified Persons to be less than 51.0% at any time during the Effective Period; provided, however, that this restriction shall not apply to the extent such reduction is attributable to any Non-Subscribing Stockholders in connection with an Equity Cure.

(iii) Without limiting the generality of the foregoing clauses (i) and (ii), unless otherwise approved by holders of a majority of the Ordinary Shares, during the Effective Period no Stockholder shall, and for the avoidance of doubt no Manager shall cause Société Générale to, Transfer any Company Capital Stock to any Person, including to any Permitted Transferee, if such Transfer would reduce the aggregate percentage of Company Capital Stock that is Owned by Qualified Persons (assuming for this purpose that the percentage of each Qualified Investor’s Company Capital Stock that is Owned by Qualified Persons immediately before such Transfer is equal to the Qualified Percentage for such Qualified Investor).

(iv) Each Stockholder and each Manager shall cooperate with the Company and the other Stockholders to promptly provide such information as the Company may request from time to time concerning such Stockholder or Manager (including, except to the extent prohibited by contract in effect on the date of this Agreement, the identity and percentage ownership interest of any investors in such Stockholder) for purposes of verifying, to the extent of such Stockholder’s Qualified Percentage in the case of a Qualified Investor, the extent of Ownership of Company Capital Stock, or of capital stock of Univar N.V., by Qualified Persons. Each Qualified Investor may elect to provide any such requested information (subject to a confidentiality agreement reasonably acceptable to such Qualified Investor) to an internationally recognized accounting firm selected by the Company to assist with making the necessary determinations. For the avoidance of doubt, the obligations of this Section 3.03(e)(iv) shall continue to bind any Person who is or was a Stockholder after such Person ceases to be a Stockholder, but only with respect to the period of time during which such Person was a Stockholder.

Section 3.04 Approval of Transfers. In the event that any Transfer otherwise permitted by this Article III requires any consent or approval of the Company and/or the Stockholders under applicable law, this Agreement or otherwise, each of the Stockholders hereby agrees to promptly approve any such Transfer and to vote all of its Company Capital Stock in favor of any such Transfer. In addition to the foregoing, the parties acknowledge and agree that CVC may from time to time Transfer shares of Company Capital Stock to Société Générale as fiduciary for employee(s), directors and/or advisory board members of the Company or its Affiliates, and the Company and the Stockholders hereby approve any such Transfer of shares; provided, that no Transfer of shares may be made pursuant to this sentence of this Section 3.04 if it would cause the aggregate number of shares held by Société Générale as fiduciary for the Managers (including such employee(s), directors and/or advisory board members) to exceed 10.0% of the number of shares of Company Capital Stock; provided, further, that (i) any employee in respect of whom CVC proposes to Transfer shares to Société Générale as fiduciary pursuant to this Section 3.04 shall execute a Joinder Agreement – Manager prior to such Transfer, whereupon such employee shall be deemed a “Manager” and shall have the same rights and be bound by the same obligations as the Managers hereunder, and Société Générale, as fiduciary for such Person, shall have the same rights and be bound by the same obligations, in that capacity, as it has as fiduciary for the Managers hereunder, and (ii) any other Person to whom CVC proposes to Transfer shares (or in respect of whom the Company proposes to Transfer shares to Société Générale as fiduciary) pursuant to this Section 3.04 shall execute a Joinder Agreement – Stockholder prior to such Transfer, whereupon such Person shall be deemed a “Stockholder” and shall have the same rights and be bound by the same obligations as the Stockholders hereunder.

Section 3.05 Improper Transfer. Any attempt to Transfer any shares of Company Capital Stock other than in accordance with this Agreement shall be null and void and no right, title or interest in or to such Company Capital Stock shall be Transferred to the purported transferee, buyer, donee, assignee or encumbrance holder. The Company will not give, and will not permit the Company’s transfer agent (if any) to give, any effect to such attempted Transfer on its stock records.

ARTICLE IV

CALL AND PUT OPTIONS OF CERTAIN STOCKHOLDERS

Section 4.01 Definitions. For purposes of this Agreement:

(a) “Bad Leaver Event” means the termination of the employment of any Manager with the Company or its Affiliate:

(i) by the Company or its Affiliate for Cause; or

(ii) by the Manager without Good Reason prior to October 11, 2011;

(b) “Call Event” means a Bad Leaver Event, a Default Event, a Good Leaver Event or a Retirement Leaver Event;

(c) “Call Price” means:

(i) if the Call Event is a Bad Leaver Event, the lower of the Investment Plus Interest Price and the Fair Market Value of the Call Securities;

(ii) if the Call Event is a Default Event or a Good Leaver Event, the Fair Market Value of the Call Securities;

(iii) if the Call Event is a Retirement Leaver Event:

(A) that occurs between October 11, 2009 and October 11, 2010, then the sum of 50% of the Fair Market Value of the Call Securities and 50% of the Investment Plus Interest Price;

(B) that occurs between October 11, 2010 and October 11, 2011, then the sum of 75% of the Fair Market Value of the Call Securities and 25% of the Investment Plus Interest Price; and

(C) after October 11, 2011, then the Fair Market Value of the Call Securities;

provided, however, that notwithstanding anything to the contrary in this Agreement, if the Company exercises the Call Option on a date that is more than 6 months after the date of the Call Event, “Call Price” shall mean the higher of the prices calculated in accordance with clauses (i), (ii) or (iii) as applicable, as of each of (A) the date on which the Call Event occurred and (B) the date on which the Call Securities are ultimately purchased from the Manager under Section 4.02; and

(d) “Default Event” means an Insolvency Event occurring with respect to any Manager or the creation of an Encumbrance over the interest of any Manager in the Company Capital Stock (other than a pledge in favor of a CVC Investor or the Company or its Affiliate as lender to such Manager);

(e) “Emergency Liquidity Event” means the occurrence, as declared by the Board in its sole discretion, of a grave and unforeseen emergency with respect to any Manager.

(f) “Good Leaver Event” means the termination of the employment of any Manager with the Company or its Affiliate:

(i) due to the death of the Manager;

(ii) due to the Total Disability of the Manager;

(iii) by the Company or its Affiliate without Cause;

(iv) by the Manager for Good Reason; or

(v) by the Company or its Affiliate or the Manager for any reason other than Cause on or after October 11, 2011;

(g) “Investment Plus Interest Price” means an amount per share of Call Securities or Put Securities as the case may be equal to the price (the “Investment Price”) paid by the Manager for such share at the time of the initial purchase thereof (subject to appropriate adjustments for stock splits, recapitalizations and the like), plus the amount of interest which would have accrued on such Investment Price if such Investment Price had borne interest, compounded daily, at a per annum rate of 3% from the date of the investment to the date of determination;

(h) “Put Price” means:

(i) if the Put Event is a Good Leaver Event constituted by the death or Total Disability of the Manager, or the retirement of a Manager who has attained at least 65 years of age as of the date of such retirement, and such Good Leaver Event or retirement:

(A) occurs between October 11, 2009 and October 11, 2010, then the sum of 50% of the Fair Market Value of the Put Securities and 50% of the Investment Plus Interest Price;

(B) occurs between October 11, 2010 and October 11, 2011, then 75% of the Fair Market Value of the Put Securities and 25% of the Investment Plus Interest Price; and

(C) after October 11, 2011, then the Fair Market Value of the Put Securities; and

(ii) if the Put Event is (A) an Emergency Liquidity Event or (B) a Good Leaver Event constituted by the termination of the employment of any Manager without Cause, for Good Reason, or for any reason other than Cause on or after October 11, 2011, then, in the case of either clause (A) or (B), the lower of the Investment Plus Interest Price and the Fair Market Value of the Put Securities;

provided, however, that notwithstanding anything to the contrary in this Agreement, if the Put Event occurs on or before the last day of the Effective Period and the Board makes an Adverse Tax Determination preventing the applicable Manager from exercising such Manager’s Put Option until after the last day of the Effective Period, “Put Price”

shall mean the higher of the prices calculated in accordance with clause (i) or clause (ii), as applicable, as of each of (A) the date on which the Put Event occurred and (B) the date on which the Put Securities are ultimately purchased from the Manager under Section 4.05; and

(i) “Retirement Leaver Event” means the termination of the employment of any Manager by the Company or its Affiliate due to the retirement of such Manager, where the Manager has attained 58 years of age on or before the date of his or her retirement and such retirement occurs on or after October 11, 2009.

Section 4.02 Call by the Company. Until the earlier to occur of an Initial Public Offering and a Change in Control, upon the occurrence of a Call Event with respect to a Manager, the Company shall have the right to purchase or procure the purchase by its designee (the “Call Option”), by delivery of a written notice (the “Call Notice”) to the applicable Manager (the “Called Manager”) and to Société Générale as fiduciary for the same no later than the later of (i) 6 months after the date of such Call Event and (ii) the last day of the Effective Period, and the Called Manager shall be obliged in that event to sell or procure the sale by Société Générale to the Company or its designee of, all or a portion of the Company Capital Stock which is owned by the Called Manager or by Société Générale as fiduciary for the Called Manager or by or on behalf of any Permitted Transferee of the Called Manager on the date of the Call Event (the “Call Securities”) at a price per share equal to the Call Price of such Call Securities as of the date of such Call Event.

Section 4.03 Call by Other Managers. If the Company does not exercise its Call Option in accordance with Section 4.02, Société Générale as fiduciary for each of the Managers other than the Called Manager shall have the right to purchase on behalf of any Manager other than the Called Manager (the “Management Call Option”), by delivery of a written notice (the “Management Call Notice”) to the Company and the Called Manager no later than 30 days after the expiration of the Company’s Call Option, and Société Générale as fiduciary for the Called Manager shall be obliged in that event to sell on behalf of the Called Manager, the Call Securities on the same terms and conditions as would apply to the Company if the Company had exercised the Call Option. If Société Générale exercises the Management Call Option as fiduciary for more than one Manager, Société Générale as fiduciary for each such Manager shall have the right to purchase a pro rata portion of the Call Securities, calculated based on the number of shares of Ordinary Shares held by Société Générale as fiduciary for each such Manager as of the date of the Call Event as compared to the aggregate number of shares of Ordinary Shares held by Société Générale as fiduciary for all such Managers on such date.

Section 4.04 Put by the Manager. Until the earlier to occur of an Initial Public Offering and a Change in Control, upon the occurrence of an Emergency Liquidity Event or a Good Leaver Event with respect to a Manager or upon the retirement of a Manager that has reached the age of 65 years (each a “Put Event”), Société Générale as fiduciary for the applicable Manager (the “Putting Manager”) shall have the right to require the Company or its designee to purchase (the “Put Option”), by delivery of a written notice (the “Put Notice”) to the Company (i) if the Put Event occurs on or before the last day of the Effective Period and within ten (10) Business Days of the Company’s receipt of a purported Put Notice the Board determines that permitting the Putting Manager to exercise the Put Option may lead to an adverse Tax impact upon the Company or its Affiliates under the U.S.-Netherlands Treaty (an “Adverse Tax Determination”), then during the period beginning the day after the last day of the Effective Period and ending on the later of 30 days thereafter or 6 months after the date of the Put Event, and (ii) if the Put Event occurs (A) after the Effective Period, or (B) on or before the last day of the Effective Period and the Board does not make an Adverse Tax Determination within ten (10) Business Days of the Company’s receipt of a purported Put Notice, then no later than 6 months after the date of such event. Upon its receipt of a valid Put Notice, subject to the foregoing conditions, the Company shall be obliged to purchase or procure that its designee purchases, all of the Company Capital Stock which is owned by the Putting Manager or by Société Générale as fiduciary for the Putting Manager or by or on behalf of any Permitted Transferee of the Putting Manager on the date of the Put Event (the “Put Securities”) at a price per share equal to the Put Price of such Put Securities as of the date of such Put Event (except as otherwise stated in the proviso to the definition of “Put Price” in Section 4.01(h)). Any Manager may at any time request in writing that the Board declare an Emergency Liquidity Event with respect to such Manager. The applicable Manager shall deliver to the Board all such information related to such request as the Board requires in connection with its consideration of such request, and the Board shall make its determination no later than ten (10) Business Days after receipt of such information. Notwithstanding anything to the contrary in this Agreement, any Put Notice with respect to a Put Event arising from an Emergency Liquidity Event must be delivered no later than ten (10) Business Days after the Board notifies the applicable Manager of its declaration of an Emergency Liquidity Event with respect to such Manager.

Section 4.05 Closing of a Purchase by the Company. The closing of any purchase of Call Securities or Put Securities by the Company or its designee pursuant to Section 4.02 or Section 4.04 shall take place at the principal office of the Company no later than (i) the 60th day after the delivery of a Call Notice or Put Notice as the case may be or (ii) in the event that an independent appraiser is retained to determine the Fair Market Value of the applicable securities as contemplated in the definition of “Fair Market Value” set forth in Section 1.01 of this Agreement, the 14th day after the determination of such appraiser. At such closing, Société Générale as fiduciary for the Called Manager or Putting Manager as the case may be shall deliver to the Company a duly signed counterpart of any such share transfer agreement as the Company may reasonably require to document such purchase, together with original stock certificates and stock powers duly endorsed in favor of the Company representing the Call Securities or Put Securities as the case may be, against delivery by the Company or its designee of consideration in the amount equal to the aggregate Call Price or Put Price payable in respect of such Call Securities or Put Securities in immediately available funds; provided, however, that in the event that such payment under this Section 4.05 would cause the Company or its Affiliate to be in violation of applicable law (a “Prohibited Payment”), the Company shall pay the Call Price or Put Price as the case may be, plus interest thereon (as set forth below), on the first date following the first period of twelve consecutive months during which such payment would not have been a Prohibited Payment. In the event that the Call Price or Put Price as the case may be is not paid on or prior to (i) the 60th day after the delivery of a Call Notice or Put Notice as the case may be or (ii) in the event that an independent appraiser is retained to determine the Fair Market Value of the applicable securities as contemplated in the definition of “Fair Market Value” set forth in Section 1.01 of this Agreement, the 14th day after the determination of such appraiser, interest will accrue on the Call Price or Put Price at a rate equal to the applicable federal rate commencing on such date until the Call Price or Put Price plus all accrued interest has been paid.

Section 4.06 Closing of a Purchase by Managers. The closing of any purchase of Call Securities by Société Générale as fiduciary for a Manager pursuant to Section 4.03 shall take place at the principal office of Société Générale no later than the 120th day after the expiration of the Company’s Call Option. At such closing, Société Générale as fiduciary for the Called Manager shall deliver to Société Générale as fiduciary for the purchasing Managers a duly signed counterpart of any such share transfer agreement as the Company may reasonably require to document such purchase together with original stock certificates and stock powers duly endorsed in favor of Société Générale as fiduciary for the purchasing Managers representing the Call Securities, against delivery by Société Générale as fiduciary for the purchasing Managers of consideration in the amount equal to the aggregate Call Price payable in respect of the Call Securities in immediately available funds.

Section 4.07 Designation by the Company of an Alternative Purchaser. Notwithstanding anything set forth in this Article IV to the contrary, insofar as this Article IV entitles the Company to designate a Person to purchase Call Securities or Put Securities, the Board may designate one or more employees of the Company or its Affiliate (individually a “Designated Employee” and collectively, the “Designated Employees”) or any Stockholder(s) as its designee(s) for that purpose. Each designee shall thereupon have the right, but not the obligation, to acquire, in lieu of the Company, the Call Securities or Put Securities that the Company is entitled or obliged to purchase hereunder, or such portion as the Company allocates to such designee, on the same terms and conditions as apply to the purchase of such Call Securities or Put Securities by the Company, except that all payments pursuant to this Section 4.07 shall be made in immediately available funds or by certified or cashier’s check. Concurrently with and as a condition precedent to any such purchase of Call Securities or Put Securities by a designee of the Company:

(a) if such designee is a Designated Employee, such designee shall: (1) engage Société Générale as its fiduciary for the purposes hereof and enter by joinder into the Fiduciary Agreements or such other agreement as Société Générale may require with respect to its engagement; (2) evidence, by way of documentation in form and substance satisfactory to the Called Manager or Putting Manager, as the case may be, acting reasonably, its financial capacity to fund the purchase of such Call Securities or Put Securities as the case may be; (3) execute a Joinder Agreement – Manager in connection therewith, whereupon such designee shall be deemed a “Manager” and shall have the same rights and be bound by the same obligations as the Managers hereunder, and Société Générale, as fiduciary for such designee, shall have the same rights and be bound by the same obligations, in that capacity, as it has as fiduciary for the Managers hereunder; and

(b) if such designee is not an employee of the Company or its Affiliate, and is not already a party hereto, such designee shall execute a Joinder Agreement – Stockholder in connection therewith, whereupon such designee shall be deemed a “Stockholder” and shall have the same rights and be bound by the same obligations as the Stockholders hereunder.

For the avoidance of doubt, insofar as this Article IV entitles the Company to designate a Person to purchase Call Securities or Put Securities, such designation shall in no way constitute a “Transfer” by the Company for purposes of this Agreement.

ARTICLE V

TAG-ALONG, DRAG-ALONG, PRE-EMPTIVE AND EXCHANGE RIGHTS OF

CERTAIN STOCKHOLDERS; CAPITAL CONTRIBUTIONS; EQUITY CURE

Section 5.01 Tag-Along Rights.

(a) Other than with respect to an Exempt Transfer or a Transfer proposed and made in accordance with Section 3.04, Section 5.02 or Article VIII, if any CVC Investors propose, in any transaction or series of related transactions, directly or indirectly, to Transfer any shares of Company Capital Stock to a Person (the “Purchaser”) (such proposed Transfer being a “Tag-Along Sale”), such CVC Investor(s) shall give written notice (a “Tag-Along Notice”) of such proposed Transfer to the other Stockholders at least 30 days prior to the consummation of such proposed Tag-Along Sale setting forth:

(i) the total number and class of shares of Company Capital Stock proposed to be Transferred to the Purchaser (the “Tag-Along Offered Shares”) and the purchase price per share of Company Capital Stock;

(ii) the identity of the Purchaser;

(iii) any other material terms and conditions of the proposed Transfer;

(iv) the expected date of the proposed Transfer;

(v) an undertaking that each such Stockholder shall have the right (the “Tag-Along Right”) to elect to sell up to its Pro Rata Portion of such Tag-Along Offered Shares in accordance with the procedures set forth in Section 5.01(b); and

(vi) such notice shall be accompanied by a substantially complete draft of any written agreement related to the Tag-Along Sale.

(b) Upon delivery of a Tag-Along Notice, each Stockholder receiving such notice, including Société Générale as fiduciary for each Manager for whom it is fiduciary, shall have the right, but not the obligation, to sell up to its Pro Rata Portion of the Tag-Along Offered Shares at the same price per share, for the same form of consideration and pursuant to the same terms and conditions (including time of payment) as set forth in the Tag-Along Notice. If a Stockholder (other than the CVC Investors) or Société Générale as fiduciary for a Manager wishes to participate in the Tag-Along Sale, then such Stockholder, or Société Générale as fiduciary for such Manager, shall provide written notice to the selling CVC Investors no less than 10 ten days after the date of the Tag-Along Notice, indicating its election to sell up to that Stockholder or Manager’s Pro Rata Portion of such Tag-Along Offered Shares. Such notice shall set forth the number of shares of Company Capital Stock that such Stockholder or Société Générale as fiduciary for the relevant Manager elects to include in the Tag-Along Sale, which number shall not exceed its Pro Rata Portion of the Tag-Along Offered Shares, and such notice shall constitute such Stockholder’s or Société Générale’s binding agreement to sell such shares of Company Capital Stock on the terms and subject to the conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material adverse change in the terms and conditions of such Tag-Along Sale applicable to a Tag- Along Stockholder (including any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag- Along Sale) after such Tag-Along Stockholders gives its notice to participate in the Tag- Along Sale, then, notwithstanding anything herein to the contrary, such Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its shares of Company Capital Stock affected thereby. The CVC Investors shall not consummate the Tag-Along Sale unless the Purchaser purchases all of the shares of Company Capital Stock requested to be included in the Tag-Along Sale by the Tag-Along Stockholders on the same terms and conditions applicable to the CVC Investors; provided, however, that in the event that the number of shares of Company Capital Stock which the CVC Investors and the Tag-Along Stockholders desire to sell in the Tag-Along Sale is more than the Tag-Along Offered Shares, to the extent that the Purchaser does not elect to purchase such excess shares of Company Capital Stock the number of shares of Company Capital Stock to be sold by CVC and each Tag-Along Stockholder shall be reduced on a pro rata basis according to the proportion which the number of shares of Company Capital Stock which each such party desires to have included in the Tag-Along Sale bears to the total number of shares of Company Capital Stock desired by all such parties to have included in the Tag-Along Sale.

(c) No Tag-Along Stockholder shall be required to make any representations and warranties in connection with such sale (i) which are not being made by the CVC Investors and the other Tag-Along Stockholders or (ii) which relate to the CVC Investors or any other Tag-Along Stockholder (and Société Générale shall not be required to make any representations and warranties in connection with such sale). No Tag-Along Stockholder shall be liable in respect of any indemnification provided in connection with a Tag-Along Sale:

(i) in excess of the consideration received by such Tag-Along Stockholder in such Tag-Along Sale;

(ii) for the breach of any representations or warranties made by any other Stockholder;

(iii) other than on a several (and not a joint and several) basis with the other Stockholders; or

(iv) to the extent that CVC and Parcom are not severally liable to the same extent or on terms more onerous than the indemnification terms to which CVC and Parcom are bound.

(d) No Tag-Along Stockholder shall be required to participate in any escrow relating to such Tag-Along Sale in excess of such Tag-Along Stockholder’s pro rata participation in the Tag-Along Sale (based on proceeds to be received by all Stockholders including the CVC Investors).

(e) No Manager who is a Tag-Along Stockholder shall be required in connection with such sale to agree to any non-competition covenant that is more restrictive than such Manager’s then existing non-competition covenants to the Company or the Operating Company, as applicable (and if both are applicable, then whichever is the more restrictive).

(f) If, upon delivery of a Tag-Along Notice, no Stockholder elects to sell shares of Company Capital Stock pursuant to this Section 5.01, CVC Investors shall have the right for a period of 90 days (which period may be extended to satisfy any Conditions) after the expiration of the 10 day period referred to in Section 5.01(b) to Transfer the Tag-Along Offered Shares subject to the Tag-Along Notice to the Purchaser at a price not greater than the price contained in, and otherwise on terms and conditions no more favorable to the CVC Investors than those set forth in, the Tag-Along Notice. After the end of the 90 day period referred to in this Section 5.01(f) (including any permitted extension thereof), the CVC Investors will not effect a Transfer of any shares of Company Capital Stock that are the subject of the Tag-Along Notice without commencing de novo the procedures set forth in this Section 5.01.

(g) If any shares of Company Capital Stock are Transferred pursuant to this Section 5.01 to any Person that is not a party to this Agreement, such Person shall execute a Joinder Agreement - Stockholder as a condition to the purchase of such shares and such shares shall continue to be subject to the provisions of this Agreement.

Section 5.02 Drag-Along Rights.

(a) If the CVC Investors propose, in any transaction or series of related transactions, directly or indirectly, to Transfer to a Third Party (the “Drag-Along Sale”) more than 50% of the aggregate number of shares of issued and outstanding Ordinary Shares, then the CVC Investors shall have the right (but not the obligation) to require each other Stockholder to:

(i) sell the portion of its Company Capital Stock that represents the same percentage of the total number of shares of Ordinary Shares as the total number of shares of Ordinary Shares being sold by the CVC Investors represents to the total number of shares of Ordinary Shares held by the CVC Investors, at the same prices per share and on the same terms and conditions (including time of payment and form of consideration) as are to be paid to the CVC Investors;

(ii) vote all of its Company Capital Stock in favor of the transactions constituting such Drag-Along Sale, to the extent required or solicited;

(iii) waive any appraisal or dissenters’ rights that it has with respect to such Drag-Along Sale; and

(iv) otherwise, participate in such Drag-Along Sale to the extent reasonably requested by CVC.

(b) Each Stockholder affirms that its agreement to vote for the approval of any transaction constituting a Drag-Along Sale under this Section 5.02 is given as a condition of this Agreement and as such is coupled with an interest and is irrevocable. This voting agreement shall remain in full force and effect throughout the time that this Section 5.02 is in effect.

(c) The CVC Investors shall, promptly upon determining the terms of the Drag-Along Sale, deliver to the other Stockholders written notice specifying the material terms of the Drag-Along Sale (including the identity of the purchaser to which the Drag-Along Sale is proposed to be made and the price per share to be paid).

(d) In connection with the Drag-Along Sale:

(i) the Managers and Parcom shall make or agree to the same representations and warranties (with respect to all matters other than those relating to the CVC Investors or any other Stockholder), covenants, indemnities and agreements as the CVC Investors make or agree to make;

(ii) Goldman Sachs shall make a representation and warranty as to its unencumbered ownership of the shares of Company Capital Stock being sold by it;

(iii) if the Drag-Along Sale is consummated, each Stockholder shall pay its pro rata share (assuming CVC pays its pro rata share) of the reasonable costs incurred in connection with the Drag-Along Sale (including reasonable legal fees and expenses) to the extent not paid or reimbursed by the Company or the relevant Third Party; and

(iv) each Stockholder shall participate on a pro rata basis (assuming CVC participates on a pro rata basis) in any hold-back, escrow, contingent consideration or other similar items relating to the Drag-Along Sale (based on proceeds to be received by all Stockholders, including the CVC Investors).

(e) No Stockholder shall be liable in respect of any indemnification in connection with a Drag-Along Sale:

(i) in excess of the consideration received by such Stockholder therefrom;

(ii) for the breach of any representations or warranties made by the CVC Investors, any other Stockholder or the Managers;

(iii) other than on a several (and not a joint and several) basis with other Stockholders; or

(iv) to the extent that CVC and Parcom are not severally liable to the same extent or on terms more onerous than the indemnification terms to which CVC and Parcom are bound.

(f) No Stockholder shall be required to participate in any hold-back, escrow, contingent consideration or other similar items relating to a Drag-Along Sale in excess of such Stockholder’s pro rata participation therein (based on proceeds to be received by all Stockholders, including the CVC Investors).

(g) No Manager shall be required in connection with such Sale to agree to any non-competition covenant that is more restrictive than such Manager’s then existing non-competition covenants to the Company or the Operating Company, as applicable (and if both are applicable, then whichever is the more restrictive).

(h) Each of the Stockholders agrees that it will deliver, at the closing of a Drag-Along Sale, certificates evidencing the shares of Company Capital Stock to be sold by such Stockholder in the Drag-Along Sale duly endorsed in blank or accompanied by written instruments of transfer (or affidavits of loss) in form and substance reasonably satisfactory to the CVC Investors, and each Stockholder agrees that it shall execute such other documents as the CVC Investors may reasonably request in order to consummate the Drag-Along Sale at the time specified by the CVC Investors.

(i) Except as expressly provided in this Section 5.02, the CVC Investors shall have no obligation to any Stockholder with respect to the sale of any shares of Company Capital Stock owned by such Stockholder in connection with the Drag-Along Sale. Notwithstanding anything herein to the contrary, the CVC Investors shall have no obligation to any other Stockholder as a result of any decision by the CVC Investors to accept or consummate, or not to accept or consummate, any Drag-Along Sale (it being understood that any and all such decisions shall be made by the CVC Investors in their sole discretion).

(j) The provisions of this Section 5.02 shall apply regardless of the form of consideration received in the Drag-Along Sale; provided that, if the consideration for such Drag-Along Sale includes securities that are not publicly traded, the Stockholders shall be entitled to registration rights with respect to such securities that are as favorable to them as the registration rights set forth in Article VIII of this Agreement.

Section 5.03 Preemptive Rights.

(a) Subject to Sections 5.03(c) and 9.03, in the event that the Company proposes to Transfer (or issue pursuant to a Transfer constituted by an offer) any shares of, or securities convertible into or exercisable or exchangeable for any shares of, Company Capital Stock (“Additional Stock”) pursuant to an Eligible Offering, the Company shall deliver a written notice (a “Preemptive Notice”) thereof to each Stockholder at least twenty days prior to the consummation of such Eligible Offering. The Preemptive Notice shall:

(i) state the Company’s bona fide intention to offer such Additional Stock;

(ii) state the number and class of shares of such Additional Stock to be offered;

(iii) state the price and terms upon which it proposes to offer such Additional Stock; and

(iv) contain an offer to sell to each Stockholder at the same price and for the same consideration to be paid by purchasers in the Eligible Offering, an amount sufficient for such Stockholder to maintain its Pro Rata Portion of the Company Capital Stock prior to the issuance of Company Capital Stock pursuant to the Eligible Offering.

(b) For a period of 15 days following the delivery of such Preemptive Notice, each Stockholder (including Société Générale as fiduciary for each Manager severally) shall be entitled, by written notice to the Company, to elect to purchase all or part of the Additional Securities described therein. To the extent that an election pursuant to this Section 5.03 is not made by a Stockholder within such 15 day period, such Stockholder (and each Manager) shall be deemed to have rejected such offer. In the event that any such offer is accepted by any Stockholder or by Société Générale as fiduciary for any Manager, the Company shall sell to such Stockholder, and such Stockholder shall purchase from the Company (in the case of Société Générale, as fiduciary for such Manager), for the consideration and on the terms set forth in the Preemptive Notice, the securities that such Stockholder or Société Générale has elected to purchase at the same time as the consummation of the Eligible Offering.

(c) This Section 5.03 shall not apply to the Transfer (or the issuance pursuant to a Transfer constituted by an offer) by the Company from time to time of additional shares of the Company Capital Stock to Société Générale as fiduciary for employees, directors and/or advisory board members of the Company or its Affiliates, unless such Transfer would cause the aggregate number of shares held by Société Générale as fiduciary for the Managers (including such employees, directors and/or advisory board members) to exceed 10.0% of the number of shares of Company Capital Stock; provided, that (i) any employee in respect of whom the Company proposes to Transfer shares to Société Générale as fiduciary pursuant to this Section 5.03(c) shall execute a Joinder Agreement – Manager prior to such Transfer, whereupon such employee shall be deemed a “Manager” and shall have the same rights and be bound by the same obligations as the Managers hereunder, and Société Générale, as fiduciary for such Person, shall have the same rights and be bound by the same obligations, in that capacity, as it has as fiduciary for the Managers hereunder, and (ii) any other Person to whom the Company proposes to Transfer shares (or in respect of whom the Company proposes to Transfer shares to Société Générale as fiduciary) pursuant to this Section 5.03 shall execute a Joinder Agreement – Stockholder prior to such Transfer, whereupon such Person shall be deemed a “Stockholder” and shall have the same rights and be bound by the same obligations as the Stockholders hereunder.

(d) This Section 5.03 shall not apply to an issuance of Company Capital Stock made pursuant to Section 5.08.

(e) The Stockholders shall in respect of any issuance of securities required to be issued pursuant to this Section 5.03 effect such increases in the authorized Company Capital Stock as may be necessary to permit such issuance. The Company shall use commercially reasonable efforts to comply with any applicable securities laws before issuing any securities pursuant to this Section 5.03.

Section 5.04 Exchange and Other Rights.

(a) In the event that the Company proposes to conduct or procure that its Subsidiary conducts a bona fide underwritten initial public offering in any jurisdiction, the Company may take any and all actions to create and implement that IPO and IPO

Conversion (each as defined below), including (i) amendment of this Agreement, including amendments that alter the capital structure of the Company, whether through the issuance, conversion or exchange of equity securities or otherwise, (ii) merger, conversion or consolidation of the Company, (iii) the reorganization or formation of Subsidiaries and the distribution to Stockholders of equity or other interests in such Subsidiaries, (iv) transferring, domesticating or otherwise moving the Company or a Subsidiary to another jurisdiction, and (v) taking such other steps necessary, advisable or convenient to create a suitable vehicle for the IPO (as defined below), in each such case (the resulting entity, the “IPO Corporation”), and in each case for the express purpose of the initial public offering of the securities of such IPO Corporation for sale to the public (the “IPO”, and any such action, an “IPO Conversion”). If any steps taken with respect to an IPO Conversion have the effect of diluting or diminishing a Stockholder’s economic interest, governance, priority and other rights and privileges (including rights in the nature of registration rights) with respect to the Company Capital Stock prior to such IPO Conversion, such Stockholder shall be entitled to receive, prior to the IPO, shares of the Capital Stock of the IPO Corporation, and other rights in connection with such IPO Conversion, substantially equivalent to such economic interest, governance, priority and other rights and privileges (including rights in the nature of registration rights), and the Company shall ensure that such Stockholder’s rights and privileges shall be reflected in the organizational and other documents of the IPO Corporation, including by entering into a stockholders or similar agreement containing such restrictions on transfer of such shares and such other rights and obligations as are provided for herein with respect to the Company Capital Stock. In the event that the Company should engage in an IPO Conversion, CVC and the Stockholders will use commercially reasonable efforts to cooperate with each other so the IPO Conversion is undertaken in a tax-efficient manner for all Stockholders.

(b) In the event that an IPO Conversion is to be implemented, the Company shall cause the IPO Corporation (if not the Company) to become a party to this Agreement and the IPO Corporation shall have the duties of the Company under Article VIII herein.

Section 5.05 Proceeds of a Subsidiary Offering or Trade Sale. In the event that the Company proposes to (i) procure that its Subsidiary conducts a bona fide underwritten initial public offering in any jurisdiction, or (ii) conduct a sale on bona fide arm’s length terms of a majority of the business, assets and undertaking of the Business (other than pursuant to an intra-group reorganization), then, unless the Board shall unanimously resolve to the contrary, the Company shall procure that the proceeds of any such offering or sale (less any proceeds used by such Subsidiary to repay the indebtedness of such Subsidiary and less all related costs, commissions and expenses) are distributed by any Subsidiary of the Company that conducts such offering or sale (indirectly via its Affiliates if necessary) to the Company and Ulysses Finance S.à r.l. in proportion to their shares in the Capital Stock of Ulixes Holding BV.

Section 5.06 Dilutive Actions.

(a) In the event that any securities of the Company are issued in respect of, in exchange for, or in substitution for, any shares of Ordinary Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to Stockholders or combination of the shares of Ordinary Shares or any other change in the Company’s capital structure, appropriate adjustments shall be made to the provisions of this Agreement to the extent necessary so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

(b) Without limiting Section 5.06(a), in the event that a recapitalization of the Company and Ulysses Finance S.à r.l. or their controlled Affiliates (including the Operating Company) includes or results in a repurchase, redemption, exchange, conversion or cancellation of any Capital Stock of the Company and Ulysses Finance S.à r.l. by the Company and Ulysses Finance S.à r.l., the Company will ensure that all Stockholders are afforded, by the Company and Ulysses Finance S.à r.l., an opportunity to participate pro ratably in such recapitalization based on the proportion that (1) the par value of the aggregate Capital Stock of the Company and Ulysses Finance S.à r.l. held by such Stockholders immediately prior to such recapitalization bears to (2) the par value of all outstanding Capital Stock of the Company and Ulysses Finance S.à r.l. (including, for the avoidance of doubt, any preferred shares) immediately prior to such recapitalization.1

(c) Neither the Company, the CVC Investors, nor any other Stockholder, will take or support any actions (including the creation of new classes of Company Capital Stock or new equity instruments by the Company) that would dilute the value of the Ordinary Shares held as of the Closing by Société Générale as fiduciary for the Managers relative to the entire outstanding Ordinary Shares as of the Closing, other than in connection with a Qualified Public Offering or other offering of new securities by the Company made on a basis such that the dilution experienced by Société Générale as fiduciary for the Managers is no less favorable than the dilution experienced by the CVC Investors (which, for the avoidance of doubt, shall be determined after taking into account any securities issued to, or issuable upon conversion of any other security held by, any CVC Investor).

[1]	Thus, for illustrative purposes only, in determining the participation ratio of the Managers, if Société Générale as fiduciary for the Managers holds Capital Stock of the Company and Ulysses Luxembourg S.à r.l. with par value of EUR 14.5 million, and the par value of all outstanding Capital Stock of the Company and Ulysses Luxembourg S.à r.l. prior to such recapitalization is EUR 165 million, the Manager’s participation ratio in such recapitalization will be 14.5 million : 165 million.

Section 5.07 No Additional Capital Contributions. Except as required by applicable law, without limiting Section 5.08 or Section 5.10, no Stockholder shall at any time be required to make any additional capital contribution to the Company.

Section 5.08 Equity Cure.

(a) If CVC determines in good faith, after consultation with the Board, that it is necessary that the Stockholders subscribe for additional Company Capital Stock in order to prevent or cure or enable the Company to prevent or cure a breach in respect of any of the Senior Credit Facilities (an “Equity Cure”), CVC may cause the Board to request (an “Equity Cure Request”) that each Stockholder subscribe for additional Company Capital Stock in respect of such Equity Cure. Such Equity Cure Request must (i) be made in writing to all of the Stockholders; (ii) provide for at least ten (10) Business Days’ advance notice before the amount requested is due and payable and (iii) apportion the amount of the Equity Cure Request among the Stockholders pro rata in proportion to their respective Pro Rata Portion. Within ten (10) Business Days after receipt of such Equity Cure Request (or such later date as may be specified in the particular request), each Stockholder that desires to subscribe for additional Capital Stock in response to such Equity Cure Request shall pay in cash to the Company an amount equal to such Stockholder’s Pro Rata Portion thereof and deliver to the Company contemporaneously therewith a duly signed counterpart of any such agreement as the Company may reasonably require to document such subscription. For the avoidance of doubt, no Stockholder shall be required to subscribe for additional Company Capital Stock in response to an Equity Cure Request.

(b) If a Stockholder fails to subscribe for additional Company Capital Stock in response to an Equity Cure Request within the 10 Business Day period and in the manner otherwise specified in Section 5.08(a) (each such Stockholder, a “Non- Subscribing Stockholder”), the Company shall provide notice thereof to those of CVC, Parcom and Goldman Sachs that are not Non-Subscribing Stockholders, each of whom may elect to subscribe for all or a portion of the aggregate amount of the Equity Cure Request not subscribed by all Non-Subscribing Stockholders (the sum of all such amounts, the “Failed Subscription”; and each of CVC, Parcom and Goldman Sachs, if it elects to subscribe for any portion thereof, an “Additional Subscribing Stockholder”) in such proportions as they may agree or, failing agreement, pro rata in proportion to their respective Pro Rata Portions. Each such additional subscription shall be made by the Additional Subscribing Stockholder within ten (10) Business Days after notification of the Failed Subscription (or such later date as the Company may agree with each of the Additional Subscribing Stockholders), by payment in cash and by delivery to the Company contemporaneously therewith of a duly signed counterpart of any such agreement as the Company may reasonably require to document such additional subscription.

(c) Effective as of the return date applicable to the Equity Cure Request or, if Section 5.08(b) applies, the next Business Day after the return date applicable to subscriptions in response to the notice of Failed Subscription:

(i) the Company shall issue new shares of Company Capital Stock to each of the Stockholders that subscribed for additional Company Capital Stock in response to the Equity Cure Request (each a “Subscribing Stockholder”); and

(ii) the new shares of Company Capital Stock issued pursuant to Section 5.08(c)(i) shall be:

(A) issued in the same class as the shares of Company Capital Stock held by such Subscribing Stockholder prior to such request (or the same classes and in even proportions, if shares were held in more than one class); and

(B) issued in such number equal to such Subscribing Stockholder’s respective subscription amount divided by the quotient obtained when (1) the Fair Market Value is divided by (2) the number of issued and outstanding shares of Company Capital Stock.

(d) For the avoidance of doubt, Section 5.03 shall not apply to an issuance of Company Capital Stock made pursuant to this Section 5.08.

Section 5.09 Reserved.

Section 5.10 Tax Indemnification Events; Tax Matters Agreement Events.

(a) If, in connection with a Triggering Distribution, Univar N.V. is required to make a payment to a governmental or tax authority pursuant to the Code (a “Tax Indemnification Event”, and the total amount of such required payment, plus any penalties, interest and additions to tax as well as attorneys’ and accountants’ fees incurred in defending against any such liability, the “Tax Indemnification Cost”), each Person that is a Stockholder at the time of such Triggering Distribution (or, in the case of a deemed payment giving rise to the Triggering Distribution, at such later time at which the amount corresponding to such Triggering Distribution is actually distributed to Univar N.V.) agrees that within ten (10) Business Days of being notified of such Tax Indemnification Event, such Stockholder will deliver to Univar N.V. a cash payment (the “Tax Indemnification Payment”) in an amount equal to such Stockholder’s applicable Specified Amount.

(b) If a Stockholder (a “Forfeiting Stockholder”) fails to deliver the Tax Indemnification Payment within ten (10) Business Days after the date on which such Tax Indemnification Payment is required to be delivered, a portion of such Forfeiting Stockholder’s Company Capital Stock with an aggregate Value equal to the Specified Amount shall be redeemed without compensation and the Company has a right to call the relevant portion of such Forfeiting Stockholder’s Company Capital Stock in satisfaction of the Tax Indemnification Payment. For the avoidance of doubt, to the extent such Specified Amount exceeds the Value of the Company Capital Stock then held by and so redeemed from such Forfeiting Stockholder, the Forfeiting Stockholder shall pay such excess to the Company in cash.

(c) If, in connection with a Triggering Distribution, Univar N.V. makes a payment (a “Tax Matters Agreement Event”, and the total amount of such payment the “Tax Matters Agreement Cost”) of cash or Capital Stock of the Operating Company pursuant to Section 2 of the Tax Matters Agreement, each Person that is a Stockholder at the time of such Triggering Distribution (or, in the case of a deemed payment giving rise to the Triggering Distribution, at such later time at which the amount corresponding to such Triggering Distribution is actually distributed to Univar N.V.) and is a Breaching Stockholder with respect to such Tax Matters Agreement Event agrees that within ten (10) Business Days of being notified of such Tax Matters Agreement Event, such Breaching Stockholder will deliver to each Non-Breaching Stockholder a payment (the “Tax Matters Agreement Payment”) equal to the applicable Tax Matters Agreement Amount. For the avoidance of doubt, no Non-Breaching Stockholder shall be required to make any payment or be liable in any amount to a Breaching Stockholder as a result of a Tax Matters Agreement Event whether pursuant to this Section 5.10(c) or otherwise pursuant to this Agreement.

(d) If a Stockholder (a “Tax Matters Forfeiting Stockholder”) fails to deliver a Tax Matters Agreement Payment within ten (10) Business Days after the date on which such Tax Matters Agreement Payment is required to be made, a portion of such Tax Matters Forfeiting Stockholder’s Company Capital Stock with an aggregate Value equal to the applicable Tax Matters Agreement Amount shall be redeemed without compensation and the Company has a right to call the relevant portion of such Tax Matters Forfeiting Stockholder’s Company Capital Stock in satisfaction of such Tax Matters Agreement Payment (and the amount of Company Capital Stock held by the Non-Breaching Stockholder to which such Tax Matters Agreement Payment would have been delivered shall be increased by the amount of such redeemed Capital Stock). For the avoidance of doubt, to the extent such Tax Matters Agreement Payment exceeds the Value of the Company Capital Stock then held by and so redeemed from such Tax Matters Forfeiting Stockholder, the Tax Matters Forfeiting Stockholder shall pay such excess to the applicable Non-Breaching Stockholder in cash.

(e) If, following the Redemption, Univar N.V. becomes obligated to satisfy a Tax Matters Agreement Cost by delivering cash or Capital Stock of the Operating Company, then Goldman Sachs shall deliver to Univar N.V. (or, at Univar N.V.’s direction (or at the request of Sponsor if Goldman Sachs shall fail to comply with this Section 5.10(e)), to the Sponsor), not later than one business day before the amount required pursuant to Section 2 of the Tax Matters Agreement is due and payable, the same type of consideration as Univar N.V. will deliver in satisfaction of such Tax Matters Agreement Cost and which shall be equal to the amount by which the Value of the indirect interest of Goldman Sachs in the Operating Company would have been reduced pursuant to the Tax Matters Agreement and this Agreement had the Redemption not occurred. If Goldman Sachs fails to comply with this Section 5.10(e) and Sponsor is thereby prejudiced, or to the extent Univar N.V. incurs a Tax Matters Agreement Cost and Univar N.V. fails to pay Sponsor the amount required pursuant to Section 2 of the Tax Matters Agreement when such payment is due and payable because of such failure by Goldman Sachs, Sponsor may enforce the provisions of this Section 5.10(e) directly against Goldman Sachs as if Sponsor were a party hereto. If Sponsor delivers cash or Capital Stock of the Operating Company to Univar N.V. pursuant to Section 3 of the Tax Matters Agreement (a “Clawback Amount”), then to the extent such Clawback Amount is attributable to a prior indemnification payment to Sponsor pursuant to Section 2 of the Tax Matters Agreement with respect to which Goldman Sachs provided its share of such indemnification payment pursuant to this Section 5.10(e), the Company shall cause Univar N.V. promptly to deliver to Goldman Sachs its pro rata share of such Clawback Amount.

(f) All Tax Indemnification Payments and Tax Matters Agreement Payments shall be by wire transfer of immediately available funds to an account designated by the Company in its notice of the Tax Indemnification Event or Tax Matters Agreement Event, as applicable. For all Tax purposes, to the extent permitted by law, the parties to this agreement agree to treat all Tax Indemnification Payments as deemed contributions to the capital of the Company.

(g) The indemnity provided under this Section 5.10 shall be the sole remedy for any breach of the representations and covenants contained in Section 3.03(e).

(h) In this Agreement:

(i) “Breaching Stockholder” means a stockholder that is or has been in breach of this Agreement and such breach is or was reasonably related to, caused, or otherwise gave rise to a Tax Indemnification Event or a Tax Matters Agreement Event.

(ii) “Liquidation Percentage” shall mean, for any Stockholder, the fraction determined by dividing (A) the distributions that such Stockholder would receive from the Company if the Operating Company were liquidated for an amount equal to its fair market value and the portion of the proceeds therefrom (net of fees and expenses) attributable to the Company were distributed to the Stockholders in accordance with this Agreement by (B) the aggregate proceeds (net of fees and expenses) that would be distributed by Ulixes Holding BV to the Company and Ulysses Finance S.à r.l. in connection with such liquidation.

(iii) “Non-Breaching Stockholder” means a stockholder that has not been in breach of this Agreement or, if such Stockholder is or has been in breach of this Agreement, any such breach is not and was not reasonably related to, caused, or otherwise gave rise to a Tax Indemnification Event or a Tax Matters Agreement Event.

(iv) “Specified Amount” with respect to a Tax Indemnification Cost shall mean:

(A) in the case of a Non-Breaching Stockholder, (I) the amount that the aggregate distributions by the Company to such Non-Breaching Stockholder would have been reduced if the Tax Indemnification Cost had been incurred by Univar N.V. immediately before the related Triggering Distribution was made, less (II) such Non-Breaching Stockholder’s pro rata share (based on the respective amounts payable by the Non-Breaching Stockholders in the absence of this clause (II)) of the portion of the Specified Amount payable by each Breaching Stockholder in excess of the amount such Breaching Stockholder would have paid under clause (I) of this Section 5.10(g)(iv)(A) had it been a Non- Breaching Stockholder; and

(B) in the case of a Breaching Stockholder, the greater of (I) the product of (w) the amount that the aggregate distributions by the Company to such Breaching Stockholder would have been reduced if the Tax Indemnification Cost had been incurred by Univar N.V. immediately before the related Triggering Distribution was made and (x) three (3), and (II) the sum of (y) the amount described in the foregoing clause (I)(w) and (z) the product of (1) the Tax Indemnification Cost and (2) such Breaching Stockholder’s Liquidation Percentage.

For purposes of this definition, any Triggering Distribution shall be assumed to have been distributed in cash by Ulixes Holding BV.

(v) “Tax Matters Agreement” shall mean the Tax Matters Agreement dated as of November 30, 2010 between Univar N.V. and Sponsor.

(vi) “Tax Matters Agreement Amount” shall mean with respect to each Non-Breaching Stockholder, an amount equal to (A) such Non-Breaching Stockholder’s Liquidation Percentage, multiplied by (B) the Tax Matters Agreement Cost, multiplied by (C) the lesser of (I) 300% of such Breaching Stockholder’s Liquidation Percentage and (II) 100%.

(vii) “Triggering Distribution” shall mean any actual or deemed payment of interest, dividends or other amounts to Univar N.V. to which a Tax Indemnification Cost or Tax Matters Agreement Cost, as applicable, is attributable.

(viii) “Value” shall mean shall mean, (A) with respect to Company Capital Stock at a particular time, the Fair Market Value of such Company Capital Stock at such time, (B) with respect to the Capital Stock of the Operating Company at a particular time, the fair market value of such Capital Stock at such time (with such fair market value being determined on a basis consistent with the determination of the Fair Market Value of Company Capital Stock) and (C) in the case of Capital Stock of Ulysses Finance S.à r.l. at a particular time, the “Value” of such Capital Stock, as defined in the stockholders agreement of Ulysses Finance S.à r.l; provided that in the case of clause (A) and (B), the holder of the Company Capital Stock or Capital Stock of the Operating Company subject to such determination of Value shall have the right to object to, and to resolve any dispute with respect to, the Board’s determination of such Value in the same manner as otherwise provided in the definition of Fair Market Value for resolution of disputes between a Manager and the Board regarding a valuation of Capital Stock for purposes of this Agreement.

(i) The provisions of this Section 5.10 shall survive the transfer or other disposition by any Stockholder of its Company Capital Stock.

Section 5.11 Redemption.

(a) The Company hereby represents and warrants to Parcom that, the Value, immediately following the Redemption, of the Company Capital Stock held by Parcom will not be less than the Value, immediately prior to the Redemption, of the Company Capital Stock held by Parcom.

(b) If any party hereto becomes aware that, solely as a result of the Redemption, the Value, immediately following the Redemption, of the Company Capital Stock held by Parcom would be less than the Value, immediately prior to the Redemption, of the Company Capital Stock held by Parcom, the parties hereto shall use commercially reasonable efforts to find and implement an alternate form of the Redemption which achieves the same end result as the Redemption, without such reduction in Value of the Company Capital Stock held by Parcom.

ARTICLE VIOTHER RIGHTS OF CERTAIN STOCKHOLDERS

Section 6.01 Composition of the Board and the Operating Company Board; Casting Vote.

(a) Composition of the Board. At each annual or special meeting of Stockholders called for the election of directors to the Board, and whenever the Stockholders act by written consent with respect to the election of directors, each Stockholder agrees to vote or otherwise give such Stockholder’s consent in respect of all shares of the Company Capital Stock (whether now owned or hereafter acquired) owned by such Stockholder, and take all other appropriate action and the Company shall take all necessary and desirable actions (and, following an Initial Public Offering, as permitted by any applicable securities exchange or equivalent listing requirements), to cause:

(i) the Articles of Association of the Company to provide that the authorized number of directors on the Board shall be as recommended by CVC in its sole discretion, but consistent with the requirements of this Section 6.01(a) and the other terms and provisions of this Agreement, which initially shall be fixed at five directors;

(ii) the election to the Board of all directors, as designated by CVC (being, as of October 11, 2007, Mr. Richard Perris, Mr. Gijsbert C. Vuursteen, Mrs. Emanuela Brero, Mr. Guy Harles and Mr. Jean-Marc Ueberecken); all of which persons shall hold office, subject to their earlier removal in accordance with clause (iii) below, the Articles of Association of the Company and applicable corporate law, until their respective successors shall have been elected and shall have qualified; it being understood that, (1) CVC European Equity Partners IV(A) L.P. shall have the sole and exclusive right to exercise all rights of CVC with respect to one of the directors referred to in this Section 6.01(a)(ii); and (2) the directors are appointed by the Stockholders in general meeting, where each Stockholder shall vote according to the provisions of this Section;

(iii) the removal from the Board of any director elected in accordance with clause (ii), with or without cause, upon the written request of CVC; it being understood that the directors are removed by the Stockholders in general meeting, where each Stockholder shall vote according to the provisions of this Section; and

(iv) upon any vacancy in the Board as a result of any individual designated as provided in clause (ii) above ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board as promptly as possible of an individual designated by CVC.

(b) Composition of Operating Company Board prior to Sponsor Closing. Prior to the Sponsor Closing, each of the Stockholders shall, and CVC shall unless prohibited by applicable law cause the individuals designated as provided in Section 6.01(a)(ii) above to, take all necessary and appropriate action and the Company shall take all necessary and desirable actions (and, following an Initial Public Offering, as permitted by any applicable securities exchange or equivalent listing requirements), to cause:

(i) the Certificate of Incorporation and By-Laws or equivalent constituent documents of the Operating Company (as necessary) to provide that the authorized number of directors on the Operating Company Board shall be as recommended by CVC in its sole discretion, but consistent with the requirements of this Section 6.01(b) and the other terms and provisions of this Agreement, which initially shall be fixed at six (6) directors;

(ii) the election to the Operating Company Board of: (1) at least one of every six directors, as designated by Société Générale as fiduciary for the Managers (2) at least one of every six directors, as designated by Parcom; (3) at least one of every six directors, an individual independent of each of the Stockholders and their Affiliates; and (4) all remaining directors, as designated by CVC; all of which persons shall hold office, subject to their earlier removal in accordance with clause (iii) below, the Articles of Association, Charter, By-Laws or equivalent constituent documents of the Operating Company and applicable corporate law, until their respective successors shall have been elected and shall have qualified; it being understood that:

(A) CVC European Equity Partners IV(A) L.P. shall have the sole and exclusive right to exercise all rights of CVC with respect to one of the directors referred to in Section 6.01(b)(ii)(4); and

(B) the directors are appointed by the Stockholders in general meeting, where each Stockholder shall vote according to the provisions of this Section;

(iii) the removal from the Operating Company Board of any director elected in accordance with subpart (1) of clause (ii), with or without cause, upon the written request of Société Générale as fiduciary for the Managers; the removal from the Operating Company Board of any director elected in accordance with subpart (2) of clause (ii), with or without cause, upon the written request of Parcom; the removal from the Operating Company Board of any director elected in accordance with subpart (3) of clause (ii), with or without cause, upon the written request of the Operating Company Board; and the removal from the Operating Company Board of any director elected in accordance with subpart (4) of clause (ii), with or without cause, upon the written request of CVC; it being understood that the directors are removed by the Stockholders in general meeting, where each Stockholder shall vote according to the provisions of this Section; and

(iv) upon any vacancy in the Operating Company Board: (1) as a result of any individual designated as provided in subpart (1) of clause (ii) above ceasing to be a member of the Operating Company Board, whether by resignation or otherwise, the election to the Operating Company Board as promptly as possible of an individual designated by Société Générale as fiduciary for the Managers; (2) as a result of any individual designated as provided in subpart

(2) of clause (ii) above ceasing to be a member of the Operating Company Board, whether by resignation or otherwise, the election to the Operating Company Board as promptly as possible of an individual designated by Parcom; (3) as a result of any individual designated as provided in subpart (3) of clause (ii) above ceasing to be a member of the Operating Company Board, whether by resignation or otherwise, the election to the Operating Company Board as promptly as possible of a qualified individual approved by the Operating Company Board; and (4) as a result of any individual designated as provided in subpart (4) of clause (ii) above ceasing to be a member of the Operating Company Board, whether by resignation or otherwise, the election to the Operating Company Board as promptly as possible of an individual designated by CVC.

(c) Casting Vote prior to Sponsor Closing. Prior to the Sponsor Closing, unless otherwise required by this Stockholders Agreement or applicable law, all matters arising for the determination of the Operating Company Board shall be decided on a majority of the Directors voting at such meeting and, in the event of an equality of votes, one of the individuals designated by CVC as provided in subpart (4) of Section 6.01(b)(ii) above shall have a casting vote.

(d) Composition of Operating Company Board after Sponsor Closing. With effect from and after the Sponsor Closing, each of the Stockholders shall, and CVC shall unless prohibited by applicable law cause the individuals designated as provided in Section 6.01(a)(ii) above to, take all necessary and appropriate action and the Company shall take all necessary and desirable actions (and, following an Initial Public Offering, as permitted by any applicable securities exchange or equivalent listing requirements), to cause:

(i) the Certificate of Incorporation and By-Laws or equivalent constituent documents of the Operating Company (as necessary) to be in such form as are required from time to time under the Sponsor Transaction Stockholders Agreement;

(ii) the Operating Company Board to be composed of such Persons as are required from time to time under the Sponsor Stock Purchase Agreement or Sponsor Transaction Stockholders Agreement, as the case may be; and

(iii) any equality of votes among the members of the Operating Company Board to be resolved in such manner as is provided for in the Sponsor Transaction Stockholders Agreement;

provided, however, that, without limiting the foregoing and except as otherwise provided in the Sponsor Transaction Stockholders Agreement or any other agreement to which any Affiliates of the Company may from time to time become party with respect to the Capital Stock of the Operating Company, all rights of the Company to appoint and remove (or cause the appointment or removal) of directors of the Operating Company shall be exercised by CVC in its sole discretion on behalf of the Stockholders from time to time.

Section 6.02 Right to Observers.

(a) Each Qualified Investor shall have the right to send one representative on its behalf (an “Observer”) to attend all meetings of the Operating Company Board, solely in a non-voting observer capacity. Notwithstanding the foregoing, the Operating Company Board shall be entitled to recuse itself into “executive session” without an Observer to consider matters if it determines in good faith that confidential information or information that could give rise to a conflict should be discussed without the presence of an Observer or that the presence of the Observer would result in the forfeiture of any attorney-client privilege.

(b) An Observer may participate in discussions of matters under consideration by the Operating Company Board but will not be entitled to vote on any matter presented to the Operating Company Board; provided, that if the Operating Company proposes to take any action by written consent in lieu of a meeting of the Operating Company Board, the form of such written consent shall be forwarded to the Observer at the same time as the members of the Operating Company Board.

(c) The Company shall use commercially reasonable efforts to ensure that the Operating Company’s directors’ and officers’ liability insurance covers any Observers. To the extent such insurance covers an Observer, such Observer shall be entitled to the same indemnification as the Operating Company’s directors under the Operating Company’s By-Laws.

(d) The Company and Operating Company shall respectively furnish to an Observer copies of all notices, minutes, consents and other materials that it generally makes available to its directors unless the Board or Operating Company Board as the case may be determines in good faith that such material contains confidential information or information that could give rise to a conflict or that the furnishing of such materials would result in the forfeiture of any attorney-client privilege.

(e) In the event of any conflict between the provisions of this Section 6.02 and the provisions of the Goldman Sachs Note Purchase Agreement, the provisions of the Goldman Sachs Note Purchase Agreement shall prevail to the extent of such conflict, but solely with respect to Goldman Sachs and only for so long as the Goldman Sachs Note Purchase Agreement remains effective.

Section 6.03 Information.

(a) The Company shall deliver to each Qualified Investor and to Société Générale as fiduciary for the Managers:

(i) as soon as available after the end of each calendar month (but in no event later than the earlier of the date delivered under the Senior Credit Facilities and 60 days after the end of each calendar month), copies of:

(A) unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such calendar month, and

(B) unaudited consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries, for such calendar and for the portion of such fiscal year and the prior fiscal year ending with such calendar month, in each case prepared in accordance with GAAP applicable to periodic financial statements generally, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments; and

(ii) as soon as available after the end of each fiscal year of the Company (but in no event later than the earlier of the date delivered under the Senior Credit Facilities and 120 days after the end of each fiscal year), copies of:

(A) audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, and

(B) audited consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such year,

in each case prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP.

(b) A Qualified Investor shall be provided with (i) a reasonable opportunity to discuss the business and affairs of the Company with the Company’s senior managers, directors, officers and senior employees upon reasonable advance notice during normal business hours, (ii) in the case of CVC and each Qualified Investor that comprises Goldman Sachs, within 90 days after the end of each calendar year (or if earlier, the end of each fiscal year), or as soon as reasonably practicable thereafter, the Company’s U.S. Internal Revenue Service Form 1065 Schedule K-1 for such Qualified Investor for such fiscal year, and (iii) such other information (including other information necessary to enable the Qualified Investor to make required tax filings) as such Qualified Investor shall reasonably request. Within 90 days after the end of each calendar year (or if earlier, the end of each fiscal year), or as soon as reasonably practicable thereafter, the Company shall deliver to each Manager who is a U.S. citizen or resident (1) the Company’s U.S. Internal Revenue Service Form 1065 Schedule K-1 for such Manager for such fiscal year, and (2) such other information as the Manager may reasonably request to enable the Manager to make a required tax filing.

(c) In the event of any conflict between the provisions of this Section 6.03 and the provisions of the Goldman Sachs Note Purchase Agreement, the provisions of the Goldman Sachs Note Purchase Agreement shall prevail to the extent of such conflict, but solely with respect to Goldman Sachs and only for so long as the Goldman Sachs Note Purchase Agreement remains effective.

Section 6.04 Reserved.

Section 6.05 Tax Advances. The Company shall make loans (each a “Tax Advance”) to each Manager with respect to each fiscal year (and at such times to enable to Manager to satisfy quarterly estimated tax obligations for such year) in an aggregate amount equal to the excess, if any, of (i) such Manager’s cumulative Tax Amounts for all fiscal years (including the anticipated Tax Amount for the current fiscal year), over (ii) the cumulative amount of Tax Advances and distributions (other than distributions used to repay prior Tax Advances) previously made by the Company to such Manager. Each Tax Advance shall bear interest at the “applicable federal rate” for a “demand loan”, as determined under Treas. Reg. § 1.482-2(a)(2)(iii)(C)(3). If any Tax Advances are made to a Manager, any amount thereafter distributable to the Manager (or to Société Générale, as fiduciary for the Manager) from the Company shall be applied to repay the principal amount of such Tax Advance(s) and all accrued interest thereon. Each Manager shall repay in full all outstanding Tax Advances at or before the time the Company is liquidated or the Manager (or Société Générale, as fiduciary for the Manager) otherwise disposes of his or her Capital Stock of the Company (the “Final Disposition”). Notwithstanding the foregoing, a Manager shall not be obligated to repay Tax Advances in an amount that exceeds the sum of (i) the aggregate distributions made by the Company to the Manager (or to Société Générale, as fiduciary for such Manager) during the life of the Company (other than distributions that reduced the amount of total Tax Advances to which the Manager would have been otherwise entitled to receive) and all proceeds from disposition of the Manager’s Capital Stock of the Company plus (ii) the amount of any tax benefit actually realized by the Manager in or before the third year following the year of the Final Disposition arising from any losses (x) allocated by the Company to the Manager (to the extent not taken into account in calculating any Tax Advance) or (y) incurred on such liquidation or disposition of Company Capital Stock.

Section 6.06 Tax Matters.

(a) The Company did file an election under Treas. Reg. § 301.7701-3 to elect to be treated as a partnership, effective as of the date of formation of the Company, has not since elected to be treated as a corporation and will not elect to be treated as a corporation.

(b) The Company and each Manager (1) shall treat the Capital Stock of the Company acquired by such Manager (or Société Générale, as fiduciary for such Manager) on the date of purchase as a “profits interest,” to the extent permitted by U.S. Internal Revenue Service Revenue Procedures 93-27 and 2001-43, for U.S. federal income tax purposes, (2) shall value such Company Capital Stock for purposes of Section 83 of the Code as equal to the amount of cash paid for it pursuant to U.S. Internal Revenue Service Revenue Procedures 93-27 and 2001-43, and (3) if the Manager has made a timely election under Section 83(b) of the Code with respect to such Company Capital Stock, shall treat such Manager as the owner of such Company Capital Stock on the date of purchase for U.S. federal income tax purposes.

(c) Each Manager will timely file an election under Section 83(b) of the Code with respect to such Manager’s acquisition of Company Capital Stock.

(d) Unless otherwise required by applicable law, or by an Applicable Tax Jurisdiction in connection with a Tax audit or other proceeding, the Company and each Manager shall report, act, and file Tax returns in all respects and for all purposes consistent with the foregoing Sections 6.06(a) and (b).

(e) The Company will notify the Stockholders if it determines, based on the advice of its independent accountants or other tax advisors, that any non-U.S. Subsidiary of the Company that is taxed as a corporation for U.S. federal income tax purposes is or becomes a “passive foreign investment company” as defined in Section 1297 of the Code (a “PFIC”) with respect to a fiscal year. Commencing with the first fiscal year for which any such Subsidiary is so determined to be a PFIC, the Company, upon written request by a Stockholder, shall within 90 days after the end of such fiscal year (or as soon as practicable thereafter) use commercially reasonable efforts to furnish to such Stockholder (i) information necessary to permit such Stockholder (or its direct or indirect owners) to complete U.S. Internal Revenue Service Form 8621 with respect to its interest in such PFIC and (ii) a PFIC Annual Information Statement intended to comply with Section 1295(b) of the Code with respect to such PFIC. The Company will be entitled to rely conclusively on the advice of its independent accountant or other tax advisor in making any determination or providing any information pursuant to this paragraph.

Section 6.07 Redemption of Capital Stock held by Goldman Sachs.

(a) On or about the date hereof, effective upon the Sponsor Closing, the Company shall cause the net proceeds from the sale by Univar N.V. of the Holdings

Transferred Shares (as defined in the Sponsor Stock Purchase Agreement) to the Sponsor on the Sponsor Closing to be (i) distributed to Ulysses Finance S.à r.l. in partial satisfaction of the outstanding Profit Participating Bond held by the Ulysses Finance S.à r.l. in Ulixes Holding B.V. and (ii) then used by Ulysses Finance S.à r.l. to repay a pro rata portion of the PPBs held by the Ulysses Finance S.à r.l. stockholders who own such PPBs. In addition, the Company shall cause the net proceeds from any amounts paid by the Operating Company to Univar N.V. in respect of the Intercompany Notes (as defined in the Stock Purchase Agreement) to be distributed by Univar N.V. to the Company and Ulysses Finance S.à r.l. in accordance with their relative rights. Further, the Company agrees, not later than five Business Days following the completion of the distributions contemplated by the preceding sentence, (x) to cause the Company’s interests in Ulixes Holding BV to be contributed to an existing or newly-formed Dutch subsidiary (“DutchCo”) (which contribution is intended to be contemporaneous with a contribution of Ulysses Finance S.à r.l.’s interests in Ulixes Holding BV to such DutchCo) that will be wholly-owned by the Company and Ulysses Finance S.à r.l. and that will thereby directly own all of the shares of Ulixes Holding BV and indirectly own all the shares of Univar N.V., (y) to cause the Company Capital Stock then held by Goldman Sachs (the “GS Interests”) to be redeemed in exchange for a non-pro-rata distribution by the Company to Goldman Sachs of the GS Percentage (as defined below) of the number of shares of each class of securities of DutchCo then held by the Company and (z) thereafter to cause Ulixes Holding B.V. to (i) acquire the portion of the stock of the Operating Company then held by Univar N.V. necessary to effect the purchase described in clause (ii) of this clause (z), and (ii) purchase such DutchCo shares from Goldman Sachs in exchange for payment to Goldman Sachs of a number of shares of Capital Stock of the Operating Company which, when aggregated with the shares of Capital Stock of the Operating Company sold to Goldman Sachs pursuant to Section 6.07 of the Amended and Restated Stockholders Agreement of Ulysses Finance S.à r.l., dated as of the date hereof, is equal to the GS Percentage of the number of shares of Capital Stock of the Operating Company held by Univar N.V. immediately prior to the steps described in this clause (z) (the transactions described in clauses (y) and (z), the “Redemption”, and the date of the exchange described in clause (z)(ii), the “Redemption Date”); provided that, if any party hereto becomes aware that the steps described in clauses (x) – (z) above result in adverse tax consequences to any Stockholder, the parties hereto shall use commercially reasonable efforts to find and implement an alternate series of steps which achieves the same end result as the Redemption, without such adverse tax consequences (it being understood, for this purpose, that the recognition by Goldman Sachs of built-in gain on the Redemption will not be deemed an adverse tax consequence). For purposes hereof, the “GS Percentage” shall mean 4.7445090%; provided, however, that if at such time any PPBs remain outstanding, then “GS Percentage” for purposes of clause (z) of the preceding sentence shall mean the percentage that (A) the Value of the Company Capital Stock, PPBs and Capital Stock of Ulysses Finance S.à r.l. held by Goldman Sachs at such time bears to (B) the Value of the Company Capital Stock, PPBs and Capital Stock of Ulysses Finance S.à r.l. held by all Stockholders at such time.

(b) The transfer of Capital Stock of the Company by Goldman Sachs pursuant to the Redemption and the other transactions contemplated by this Section 6.07 shall not be subject to the restrictions on transfer otherwise applicable under this Agreement, and the Stockholders hereby consent to the Redemption and such other transactions and waive any rights they may have under this Agreement or under the applicable law to participate in such transactions.

(c) On or prior to the Redemption Date, the Company shall cause the Sponsor Transaction Stockholders Agreement to be amended to reflect the terms set forth in Schedule 6.07 and otherwise to be in the form of the Sponsor Transaction Stockholders Agreement as is entered into at Closing, with such changes (i) required pursuant to the Amended and Restated Commitment Letter among Univar Inc. and the Purchasers named therein in connection with the BCS Financing Commitments (as such term is defined in the Sponsor Transaction Stockholder Agreement) and/or (ii) that do not, by their terms, adversely affect the rights or obligations of Goldman Sachs in a manner that is not substantially similar to the manner in which they adversely affect the other Stockholders. For the avoidance of doubt, on or prior to the Redemption occurring, Goldman Sachs will enter into the Sponsor Transaction Stockholders Agreement on the terms set forth in the prior sentence.

ARTICLE VII

OTHER COVENANTS RELATING TO MANAGERS

Section 7.01 Employment and Related Agreements. To the extent that a Manager was, on October 11, 2007, employed by Univar N.V. or its Affiliate pursuant to an effective written employment agreement or entitled to benefits under any non-qualified defined benefit and defined contribution agreements entered into by Univar N.V. or any of its Subsidiaries prior to October 11, 2007, then if such employment agreement or other agreement is among those agreements (and all amendments thereto) listed on Exhibit D to the Original Agreement (each a “Supplemental Agreement”), the Company and its Affiliates will honor and procure that Univar N.V. or its Affiliate (as appropriate) honors that Supplemental Agreement.

Section 7.02 Non-Competition. During the period of each Manager’s employment by the Company or its Affiliate and, following any termination thereof, the period ending on the date being 18 months after the Date of Termination (such period, the “Restriction Period”), such Manager shall not, directly or indirectly, become employed by, engage in business with, serve as an agent or consultant to, or become a partner, member, principal, stockholder or other owner (other than a holder of less than 3% of the outstanding voting shares of any publicly held company) of, any Person that competes or has a reasonable potential for competing, anywhere in the world (the “Restricted Territory”), with the Business.

Section 7.03 Non-Solicitation of Employees. During the Restriction Period, each Manager shall not, directly or indirectly, for his own account or for the account of any other Person, anywhere in the Restricted Territory:

(a) Solicit for employment, employ or otherwise interfere with the relationship of the Company or its Affiliate with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or its Affiliate during the six-month period immediately prior to the Date of Termination, other than any such Solicitation or employment on behalf of the Company or its Affiliate during the Manager’s employment with the Company or its Affiliate; or

(b) induce any employee of the Company or its Affiliate who is a member of management to engage in any activity which the Manager is prohibited from engaging in under this Article VII or to terminate his employment with the Company or its Affiliate.

Notwithstanding anything herein to the contrary, a Manager’s direct or indirect publication of a general advertisement that is not targeted at employees of the Company or its Affiliate shall not constitute “Soliciting”, “interfering” or “inducing” for purposes of this Section 7.03.

Section 7.04 Non-Solicitation of Customers. During the Restriction Period, each Manager shall not, directly or indirectly, for his own account or for the account of any other Person, anywhere in the Restricted Territory, Solicit or otherwise attempt to establish any business relationship of a nature that is competitive with the business or relationship of the Company or its Affiliate with any Person which is or was a customer, client or distributor of the Company or its Affiliate at any time during the six-month period immediately prior to the Date of Termination, other than any such Solicitation on behalf of the Company or its Affiliate during the Manager’s employment with the Company or its Affiliate.

Section 7.05 Operation of Sections 7.01 to 7.04. To the extent that a Supplemental Agreement binding upon a Manager provides for either or both a non-compete or non-solicit (pertaining to either employees or customers) covenant, the provisions of Sections 7.02 through 7.03 shall not apply, but solely for such Manager and only for so long as such Supplemental Agreement remains effective.

Section 7.06 Unauthorized Disclosure. During the period of each Manager’s employment with the Company or its Affiliate and following any termination of such employment, without the prior written consent of the Operating Company Board or its authorized representative, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency, in which event, such Manager shall use his best efforts to consult with the Operating Company Board prior to responding to any such order or subpoena, and except as required in the appropriate performance of his duties hereunder, the Manager shall not disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, programs, software, protocols, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information (including data and other information relating to members of the Board of Directors of the Company or its Affiliate or to management of the Company or its Affiliate), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information:

(a) relating to the Company or its Affiliate; or

(b) that the Company or its Affiliate may receive belonging to suppliers, customers or others who do business with the Company or its Affiliate (collectively, “Confidential Information”) to any third person.

Notwithstanding anything herein to the contrary, a Manager’s obligations under this Section 7.06 shall not apply to any information that is in the public domain or hereafter enters the public domain, in each case without the breach by the Manager of this Section 7.06.

Section 7.07 Return of Documents. In the event of the termination of a Manager’s employment for any reason, such Manager shall deliver to the Company or its Affiliate as his or her employer all of the property of the Company and its Affiliates and the non-personal documents and data of any nature and in whatever medium of each of the Company and its Affiliates, and he shall not take with him any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

Section 7.08 Work Product. Each Manager agrees to disclose in confidence to the Company or its Affiliate as his or her employer any and all inventions, improvements, designs, original works of authorship, formulas, processes, computer software programs, databases and trade secrets (including market information and marketing designs, proposals and concepts) (all taken together, the “Developments”) that such Manager makes, conceives, first reduces to practice, or creates, either alone or jointly with others while the Manager is employed by the Company or its Affiliate and that:

(a) result from any work performed by the Manager for the Company or its Affiliate, whether or not in the normal course of the Manager’s duties or during normal business hours;

(b) reasonably relate to the actual or anticipated business, services, products, research or development of the Manager; or

(c) are developed with the use of the Company’s or its Affiliate’s time, equipment, supplies or facilities.

The Manager must promptly disclose Developments to the Company or its Affiliate as his or her employer whether or not such Developments are patentable, copyrightable or protectable as trade secrets. The Manager understands and agrees that all Developments shall be the sole and exclusive property of the Company or its Affiliate as his or her employer and shall constitute “work made for hire” (as that term is defined under Section 101 of the U.S. Copyright Act, 17 U.S.C. § 101) with the Company or its Affiliate as his or her employer being the person for whom the work was prepared and that all intellectual property rights therein shall be the sole and exclusive property of the Company or its Affiliate as his or her employer, and that in the event that any such Development is deemed not to be a “work made for hire,” the Manager hereby irrevocably assigns, transfers and conveys to the Company or its Affiliate as his or her employer, exclusively and perpetually, all right, title and interest which the Manager may have or acquire in and to such Development throughout the world, including any copyrights and patents, and the right to secure registrations, renewals, reissues, and extensions thereof. The Manager agrees to sign any documents and to do all things necessary, without additional compensation, whether during the Manager’s employment or after, to assist the Company or its Affiliate to register, perfect, maintain and/or enforce the Company’s or its Affiliate’s rights in any Development, including any patent, copyright, trade secret or other right or interest. All reasonable expenses incurred in connection with a Manager’s performance of his obligations pursuant to this Section 7.08 shall be borne by the Company or its Affiliate.

Section 7.09 Tax Indemnity. Each Manager shall be liable for and shall indemnify the Company and its Affiliates (referred to collectively in this Section 7.09 as the “Company”) against all losses of the Company or its Affiliate incurred by reason of Indemnified Taxes (defined below) imposed on the Company or its Affiliate in connection with such Manager’s (or Société Générale’s, as fiduciary for such Manager) acquisition of Company Capital Stock. Such losses shall be (i) net of the tax benefit actually realized by the Company or its Affiliate from any deduction available to the Company in connection with such acquisition, and (ii) increased by any tax detriment incurred by the Company or its Affiliate as a result of any indemnification payments made hereunder. For this purpose, “Indemnified Taxes” with respect to a Manager means Taxes imposed by any jurisdiction in which (1) the Manager is a citizen or resident, (2) the Manager’s employer is organized or conducts business, or (3) the Manager is present and provides material services (each, an “Applicable Tax Jurisdiction”), but in each case only to the extent that (a) the Company or its Affiliate is subject to a legal obligation (as determined by the Company in its sole discretion) to withhold or otherwise pay over such Taxes to an Applicable Tax Jurisdiction, (b) the Company or its Affiliate has failed to withhold or pay over such Taxes, and (c) an Applicable Tax Jurisdiction has notified the Company or its Affiliate that such Taxes should have been withheld or paid over; provided, however, that Indemnified Taxes with respect to a Manager shall in no event include (x) “Excise Taxes” described in the provisions, if any, of the Manager’s employment agreement pertaining to the “Gross-Up of Excise Taxes” or (y) income taxes and Excise Taxes imposed on any payments described therein as “Gross-up Payments” or their equivalent. The Company has the right to satisfy any liability of a Manager for indemnifiable losses pursuant to this Section 7.09 (“Losses”) by reducing (i) amounts otherwise distributable to such Manager (or to Société Générale, as fiduciary for the Manager), including any Tax Advances, and/or (ii) the net proceeds from any disposition of such Manager’s Capital Stock of the Company. Prior to the making of any such reduction, the Company shall use commercially reasonable efforts to furnish each affected Manager with at least five (5) days advance written notice of the Company’s intent to make such reduction, and a calculation showing the basis therefore. The Company agrees to notify a Manager in writing within ten (10) Business Days (or as soon as practicable thereafter) upon receiving notice from an Applicable Tax Jurisdiction that the Manager’s acquisition of Company Capital Stock resulted in a Tax to the Company or its Affiliate or the Manager; provided, however, that the failure by the Company to timely give such notice shall not affect a Manager’s obligations hereunder except to the extent the Manager is actually prejudiced by such delay. The Company shall, upon a Manager’s reasonable request and at such Manager’s expense, use commercially reasonable efforts to (a) mitigate the Company’s or its Affiliate’s indemnifiable losses under this paragraph, including where appropriate by seeking a refund or reduction of Indemnifiable Taxes, and (b) cooperate with the Managers in their defense against claims that their acquisition of Company Capital Stock results in Tax to them, in each case so long as such efforts would not, in the sole determination of the Company, result in any unreimbursed costs, risks or administrative burdens or be otherwise disadvantageous to the Company or its Affiliate. Nothing in this paragraph shall prohibit the Company or its Affiliate from paying any Taxes asserted as owing by an Applicable Tax Jurisdiction.

ARTICLE VIII

REGISTRATION RIGHTS, MARKET STAND-OFF AND PROCEEDS

Section 8.01 Company Registration.

(a) Right to Piggyback on Registration of Stock. Subject to Section 8.01(c), if at any time or from time to time following an Initial Public Offering (or, if any Stockholder is selling Ordinary Shares in an Initial Public Offering, in such Initial Public Offering) the Company proposes to register the Ordinary Shares under the 1933 Act in connection with a public offering of such Ordinary Shares on any form other than Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms (a “Piggyback Registration”), whether for its own account or for the account of one or more Stockholders, the Company shall give each Stockholder written notice of such determination (i) at least 30 days prior to the anticipated effective date of such Piggyback Registration and (ii) within ten (10) Business Days after the Company’s receipt of any notice of an exercise of demand registration rights. Upon the written request of any Stockholder (the “Piggyback Holder”) given within ten (10) Business Days after receipt of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be registered under the 1933 Act all of the Registrable Securities held by such Stockholder that the Stockholder has requested to be registered; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of all such securities, the Company may, at its election, give written notice of such determination to each Piggyback Holder and (i) in the case of a determination not to register all of such securities, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 8.01 shall relieve the Company of its obligation to effect any registration upon demand under Section 8.02.

(b) Selection of Underwriters. If any Piggyback Registration involves an underwritten primary offering of the Company’s securities, the Company shall have the right to select any underwriter or underwriters to manage such Piggyback Registration.

(c) Priority on Piggyback Registrations. In the event that the Piggyback Registration includes an underwritten offering, the Company shall so advise the Stockholders as part of the written notice given pursuant to Section 8.01(a) and the registration rights provided in Section 8.01(a) shall be subject to the condition that if the managing underwriter or underwriters of a Piggyback Registration advise the Company that in its opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number that can be sold without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, the Company and the Stockholders, as the case may be, will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters can be sold in such offering without such adverse effect. The Registrable Securities so included in such Piggyback Registration shall be apportioned as follows: (a) first, to any shares of Ordinary Shares that the Company proposes to sell and (b) second, pro rata among shares of the Registrable Securities included in such Piggyback Registration, in each case according to the total number of shares of the Registrable Securities requested for inclusion by the Piggyback Holders, or in such other proportions as shall mutually be agreed to among the Piggyback Holders. Notwithstanding anything to the contrary herein, if the underwriter reasonably determines that marketing factors require the exclusion of particular Stockholder(s) (other than Goldman Sachs) from participating in an underwritten offering, the Company shall so advise such Stockholder(s) and such Stockholder’s Ordinary Shares shall be excluded from such registration.

(d) Market Stand-Off. In connection with an Initial Public Offering, unless the Company shall have notified the Managers (or, if the Fiduciary Agreements remain operative, Société Générale as fiduciary for the Managers) in writing that the

Company elects (in its absolute discretion) to waive the operation of this Section 8.01(d) or, with respect to a particular Manager, if such Manager’s employment agreement with the Operating Company provides otherwise, each Manager (or Société Générale as fiduciary for each Manager) shall not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it or enter into any Hedging Transaction (except with respect to a disposal to a Permitted Transferee with the prior written approval of the Company) relating to any securities of the Company on or following the effective date of the applicable Registration for such Initial Public Offering (the “Effective Date”); provided, however that:

(i) notwithstanding the foregoing, each Manager (or Société Générale, as fiduciary for each Manager) may sell or otherwise transfer or dispose of:

(A) up to such number of the securities of the Company held by such Manager (or Société Générale, as fiduciary for such Manager) (the securities as a whole being the “ Manager’s Securities”) as represents, when aggregated with the number of securities previously disposed of by such Manager (or by Société Générale, as fiduciary for such Manager), not more than 50% of the CVC Sold Percentage of such securities from time to time, on or following the date being six months after the Effective Date;

(B) all or any portion of the Manager’s Securities, in the event of the death or Total Disability of the Manager, on or following the Effective Date;

(C) all or any portion of the Manager’s Securities, in the event of the termination of the employment of that Manager with the Company or its Affiliate by the Company or its Affiliate on or following the Effective Date without Cause or by the Manager for Good Reason, after the Company files its next required annual or quarterly report pursuant to the 1934 Act;

(D) all or any portion of the Manager’s Securities, on the termination of the employment of that Manager with the Company or its Affiliate on or following the Effective Date by such Manager without Good Reason, on or following the date being 270 days after the date of such termination; and

(ii) the preceding restrictions shall operate only until the date being six months after the date on which the CVC Investors no longer hold any securities of the Company.

The Company agrees and undertakes to each Manager that it shall, in connection with an Initial Public Offering, file and keep current a Form S-8 with re-offer prospectus or similar successor form in order to facilitate the disposal of securities by the Managers (or, if the Fiduciary Agreements remain operative, by Société Générale as fiduciary for the Managers) in accordance with this Section 8.01(d). For purposes of this Section 8.01(d):

“CVC Sold Percentage” means the percentage equal to the fraction:

(X - Y) / X

where “X” equals the sum of (1) the number of Company Capital Stock disposed of by the CVC Investors prior to the Initial Public Offering pursuant to either an Exempt Transfer, a Tag-Along Sale or a Drag-Along Sale and (2) the number of Company Capital Stock owned by the CVC Investors on the date prior to the Initial Public Offering, and “Y” equals the total number of Company Capital Stock owned by the CVC Investors on the date of determination of the CVC Sold Percentage; it being understood that each such number shall be adjusted on the date of determination as necessary to reflect any stock distribution (scrip dividend), subdivision, split, combination or reclassification made by the Company in the intervening period; and

“Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Ordinary Shares.

Section 8.02 Demand Registration Rights.

(a) Right to Demand. Subject to Section 8.02(b) below, the Demand Holder may, individually or collectively, make a written request, which request will specify the aggregate number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof (the “Request Notice”) to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of all or part of the Registrable Securities then owned by the Demand Holder (a “Demand Registration”); provided, that (i) the Company may, if the Board so determines that due to a pending or contemplated material acquisition or disposition or public offering or other material event involving the Company or any of its Subsidiaries (a “Valid Business Reason”) it would be inadvisable to effect such Demand Registration at such time (but in no event after such registration statement has become effective), the Company may, upon providing the Demand Holder written notice (the “Delay Notice”), defer such Demand Registration for a single period set forth in such Delay Notice with respect to such Demand Registration not to exceed 90 days; and the Company shall not postpone or delay a Demand Registration under this Section 8.02 more than once in any 12-month period. A registration pursuant to this Section 8.02 will be on such appropriate form of the Commission as shall be selected by the Demand Holder and be reasonably acceptable to the Company and as shall permit the intended method or methods of distribution specified by the Demand Holder, including a distribution to, and resale by, the partners of any of the Demand Holder.

The Company shall not be obligated to maintain a registration statement pursuant to a Demand Registration effective for more than (x) 360 days or (y) such shorter period when all of the Registrable Securities covered by such registration statement have been sold pursuant thereto (the “Effectiveness Period”). Notwithstanding the foregoing, the Company shall not be obligated to effect more than one Demand Registration in any 90 day period following an Effectiveness Period or such longer period not to exceed 180 days as requested by an underwriter pursuant to Section 8.06. Upon any such request for a Demand Registration, the Company will deliver any notices required by Section 8.01 and thereupon the Company will, subject to Section 8.01(c) and 8.02(f) hereof, use its reasonable best efforts to effect the prompt registration under the 1933 Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Demand Holder as contained in the Request Notice and

(ii) all other Registrable Securities which the Company has been requested to register by the Piggyback Holders,

all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of each seller of such Registrable Securities.

(b) Number of Demand Registrations. The Company will not be required to effect more than five registrations pursuant to this Section 8.02 on behalf of the Demand Holder; provided that, at any time in which the Company is eligible to register shares of Ordinary Shares on Form S-3 (or any successor form), the Demand Holder shall have an unlimited number of demand registrations on Form S-3.

(c) Revocation. The Demand Holder may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request by providing a written notice thereof to the Company and only if they comply with this Section 8.02(c). Subject to Section 8.02(d), the Demand Holder shall reimburse the Company for all its reasonable out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement. If pursuant to the terms of this Section 8.02(c), the Demand Holder reimburse the Company for its reasonable out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement or if the Demand Holder are not required to pay such expenses pursuant to Section 8.02(d), the attempted registration shall not be deemed to be a Demand Registration.

(d) Effective Registration. A registration will not count as a Demand Registration and the Demand Holder shall not be required to reimburse the Company for its expenses incurred in the preparation, filing and processing of any registration statement pursuant to Section 8.02(c):

(i) if the Demand Holder determines in its good faith judgment to withdraw the proposed registration of any Registrable Securities requested to be registered by the Demand Holder due to a material adverse change in the Company (other than as a result of any action by the Demand Holder);

(ii) if such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason (other than as a result of any act by the Demand Holder) and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Demand Holder’s satisfaction;

(iii) if the Demand Holder requests that the Company withdraw the registration at any time during the period specified in a Delay Notice or within 10 days thereafter; or

(iv) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such demand are not satisfied (other than as a result of a default or breach thereunder by the Demand Holder).

(e) Selection of Underwriters. If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the Demand Holder will have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed.

(f) Priority on Demand Registrations. If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number which can be sold without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering without such material adverse effect. The Registrable Securities to be included in such Demand Registration shall be apportioned in the following priority:

(i) first, to any Ordinary Shares that the Demand Holder and the GS Holders propose to sell, pro rata on the basis of the number of Registrable Securities requested to be included by such holders; and

(ii) second, pro rata among the Piggyback Holders (excluding the GS Holders) in each case according to the total number of shares of the Registrable Securities requested for inclusion by such Piggyback Holders, or in such other proportions as shall mutually be agreed to among such Piggyback Holders.

Notwithstanding anything to the contrary herein, if the underwriter reasonably determines that marketing factors require the exclusion of particular Stockholder(s) (other than Goldman Sachs) from participating in such offering, the Company shall so advise such Stockholder(s) and such Stockholder’s Ordinary Shares shall be excluded from such registration.

Section 8.03 Registration Procedures. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article VIII that the Stockholders requesting inclusion in any Piggyback Registration or Demand Registration (a “Registration”) shall furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and other matters referred to in and consistent with this Article VIII, as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company (such intended method of distribution may include a distribution to, and resale by, the partners of the holders of any Registrable Securities). With respect to any Registration which includes Registrable Securities held by a Stockholder, the Company will, subject to Sections 8.01 and 8.02:

(a) as promptly as possible (in the case of a Demand Registration, no more than 45 days after the Company’s receipt of a Request Notice that is not for a registration on Form S-3 or any successor or comparable form or in connection with an Initial Public Offering, no more than 60 days after the Company’s receipt of a Request Notice that is for a registration in connection with an Initial Public Offering and no more than 30 days after the Company’s receipt of a Request Notice that is for a registration on Form S-3 or any successor or comparable form) prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission for such intended method of disposition, use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel representing the Stockholders selling Registrable Securities under such Registration copies of all documents proposed to be filed, which documents shall be subject to the review and reasonable comments of such counsel; provided, further, that the Company shall not be obligated to maintain such registration effective for a period longer than the Effectiveness Period;

(b) prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the 1933 Act in a timely manner; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

(c) promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriter(s) or the Demand Holder reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplements or post-effective amendments as soon as practical after being notified of the matters to be incorporated in such supplement or amendment;

(d) furnish to such Stockholder, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto, as such Stockholder may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as the Stockholder or underwriter or underwriters, if any, may request in order to facilitate the disposition of the securities being sold by the Stockholder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by the Stockholder covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

(e) notify such Stockholder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in the light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) provide a CUSIP number for all Registrable Securities no later than the effective date of the Registration and provide the applicable transfer agent and registrar for all such Registrable Securities with printed certificates representing the Registrable Securities that are in a form eligible for deposit with The Depositary Trust Company not later than the effective date of the registration statement;

(g) use its reasonable best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on any national securities exchange, quotation system or other market on which the Ordinary Shares is then listed or proposed to be listed by the Company, if any, or, failing that, to arrange for at least two market makers to register as such with respect to such securities with FINRA;

(h) make generally available to its security holders an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the 1933 Act as soon as reasonably practicable after the end of the 12 month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said 12 month period;

(i) after the filing of a registration statement, (i) notify each Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the Commission and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction and (ii) take all reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Securities at the earliest possible moment;

(j) in connection with the preparation and filing of each Registration, the Company shall give each holder of Registrable Securities included in such Registration, the underwriter(s) and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of each registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto and comparable statements under the securities or blue sky laws of any jurisdiction and give each of the foregoing Persons access to the books and records, pertinent corporate and business documents and properties of the Company and its Subsidiaries and such opportunities to discuss the business and affairs of the Company and its Subsidiaries with the respective directors, officers, employees, agents, representatives and the independent public accountants who have certified the Company’s consolidated financial statements, and supply all other information and respond to all other inquiries requested by such holders, underwriter(s), counsel, accountants and other representatives and agents as shall be necessary or appropriate, in the opinion of such holders or underwriter(s), to conduct a reasonable investigation within the meaning of the 1933 Act, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which such holder or such underwriter(s) shall object;

(k) cause its or its Affiliate’s employees to participate in “road shows” and other presentations as reasonably requested by the underwriters in connection with such Registration;

(l) deliver promptly to counsel representing the Stockholders selling Registrable Securities under such Registration and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors, and all memoranda relating to discussions with the Commission or its staff with respect to such Registration; and

(m) on or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to (i) register or qualify, and cooperate with such underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as the managing underwriter or underwriters, if any, requests in writing, to use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Effectiveness Period and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject, (ii) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters, and the Company shall use its reasonable best efforts to cause such cold comfort letter to also be addressed to the holders of such Registrable Securities, (iii) obtain an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities, and (iv) enter into and perform its obligations under such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities included in the Request Notice, in the case of a Demand Registration, or the holders of a majority of the Registrable Securities being sold or the underwriters, if any, in the case of a Piggyback Registration, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, combination of shares, recapitalization, or reorganization).

The Stockholders, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 8.03, will forthwith discontinue disposition of the Registrable Securities until the Stockholders’ receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 8.03 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Stockholder will, or will request the managing underwriter or underwriters, if any, to, deliver, to the Company (at the Company’s sole expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such securities current at the time of receipt of such notice.

No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company, other than representations and warranties regarding such holder, such holder’s ownership of and title to the Registrable Securities to be sold in such offering, and its intended method of distribution and any liability of any such holder under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties therein and shall be limited to an amount equal to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

Section 8.04 Registration Expenses.

(a) Subject to Section 8.02(c), in the case of any Registration, the Company shall bear all expenses incident to the Company’s performance of or compliance with Sections 8.01, 8.02 and 8.03 of this Agreement, including all Commission and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions, or transfer taxes, if any, attributable to the sale of Registrable Securities by a selling Stockholder or fees and expenses of more than one counsel representing the Stockholders selling Registrable Securities under such Registration as set forth in Section 8.04(b) below).

(b) In connection with each registration initiated hereunder (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the holders covered by such registration for the reasonable fees and disbursements of one law firm chosen by a majority of the number of shares of Registrable Securities included in the Request Notice, in the event of a Demand Registration, and, in the case of a Piggyback Registration, the holders of a majority of the number of shares of Registrable Securities included in such registration.

Section 8.05 Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder, the underwriters selling such Stockholder’s Registrable Securities and their respective officers, directors, Affiliates and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) any of them, including any general partner or manager of any thereof, against all losses, claims, damages, liabilities and expenses (including reasonable out-of-pocket counsel fees and disbursements) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, in which such Stockholder participates in an offering of Registrable Securities or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are made in reliance on and in conformity with any information with respect to such Stockholder furnished in writing to the Company by such Stockholder expressly for use therein; provided, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Stockholder from whom the Person asserting such loss, claim, damage or liability purchased the securities if it is determined that such loss, claim, damage or liability was caused by such Stockholder’s failure to deliver to such Stockholder’s immediate purchaser a current copy of the prospectus (if the current copy of the prospectus was required by applicable law to be so delivered) after the Company has timely furnished such Stockholder with a sufficient number of copies of such prospectus.

(b) Indemnification by the Stockholders. In connection with any registration statement in which a Stockholder is participating, each such Stockholder will furnish to the Company in writing such information and affidavits with respect to such Stockholder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Securities of such Stockholder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Company, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement, prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the information or affidavit with respect to such Stockholder so furnished in writing by such Stockholder expressly for use in the registration statement or prospectus; provided, that the obligation to indemnify shall be several, not joint and several, among such Stockholders and the liability of each such Stockholder shall be in proportion to and limited to the net amount received by such Stockholder from the sale of Registrable Securities pursuant to such registration statement in accordance with the terms of this Agreement. The indemnity agreement contained in this Section 8.05(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Stockholder. The Company and the holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (i) the beneficial ownership of shares of Company Capital Stock by such holder and its Affiliates, (ii) the name and address of such holder and (iii) any additional information about such holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party or to such indemnified party other than pursuant to this Section 8.05. No indemnifying party in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) of this Section 8.05 is unavailable to an indemnified party as contemplated by the preceding paragraphs (a) and (b) of this Section 8.05 or is insufficient to hold such indemnified party harmless, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party, or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding clause (i) but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any such Stockholder be greater in amount than the amount of net proceeds received by such Stockholder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided in paragraph (b) of this Section 8.05 had been available.

Section 8.06 Holdback Agreements.

(a) Whenever the Company proposes to register any of its equity securities under the 1933 Act in an underwritten offering for its own account (other than on Form S-4 or S-8 or any similar successor form or another form used for a purpose similar to the intended use of such forms) or is required to use its reasonable efforts to effect the registration of any Registrable Securities under the 1933 Act pursuant to Section 8.01 or 8.02, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, or to request registration under Section 8.02 of any Registrable Securities for the time period reasonably requested by the managing underwriter for the underwritten offering; provided, that in no event shall such period exceed 180 days (in the case of an Initial Public Offering, or 90 days in connection with any other underwritten offering) (in either case, the “Lock-up Period”) after the effective date of the registration statement relating to such registration, except (i) as part of such registration or (ii) in the case of a private sale or distribution, unless the transferee agrees in writing to be subject to this Section 8.06. If requested by such managing underwriter, each holder of Registrable Securities agrees to execute a holdback agreement, in customary form, consistent with the terms of this Section 8.06(a); provided, that the form of the lock-up shall be substantially identical as to each similarly situated Stockholder. Notwithstanding the foregoing, no holder of Registrable Securities shall be subject to a Lock-up Period in excess of 180 days in any calendar year due to the registration of any Registrable Securities pursuant to Section 8.02.

(b) The Company agrees not to effect any sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any such equity securities within the Lock-up Period (except as part of such underwritten registration or pursuant to registrations on Form S 8, S 4 or any successor forms thereto), except that such restriction shall not prohibit any such sale or distribution after the effective date of the registration statement (i) pursuant to any stock option, warrant, stock purchase plan or agreement or other benefit plans approved by the Board to officers, directors or employees of the Company or its Subsidiaries; (ii) pursuant to Section 4(2) of the 1933 Act or (iii) as consideration to any third party seller in connection with the bona fide acquisition by the Company or any Subsidiary of the Company of the assets or securities of any Person in any transaction approved by the Board. In addition, upon the request of the managing underwriter, the Company shall use its reasonable best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into a similar agreement to such effect with the such managing underwriter. Notwithstanding the foregoing, the Company shall not be subject to a Lock-up Period in excess of 180 days in any calendar year due to the registration of any Registrable Securities pursuant to Section 8.02.

Section 8.07 Participation in Registrations. No Stockholder may participate in any Registration hereunder which is underwritten unless such Stockholder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

Section 8.08 Rule 144. After the Initial Public Offering, the Company shall file any reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and it will (subject to the provisions of this Article VIII) take such further action as any holder may reasonably request to enable such holder to sell Registrable Securities without registration under the 1933 Act as permitted by (i) Rules 144 and 144A and Regulation S under the 1933 Act, as such Rules may be amended from time to time, or (ii) any similar rules or regulation hereafter adopted by the Commission. Upon the request of a holder of Registrable Securities, the Company, at its own expense, will deliver to such holder: (x) a written statement as to whether it has complied with the requirements that would make the exemption provided by such Rule or Rules available to such holder (and such holder shall be entitled to rely on the accuracy of such written statement); (y) a copy of the most recent annual or quarterly report of the Company; and (z) such other reports and documents as such holder may reasonably request in order to avail itself of any rule or regulation of the Commission allowing it to sell Registrable Securities without registration.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Additional Securities Subject to Agreement. Each Stockholder agrees that any other shares of Company Capital Stock which it hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise (other than pursuant to a public offering) whether by merger, consolidation or otherwise (including shares of a surviving corporation into which the shares of Company Capital Stock are exchanged in such transaction) will be subject to the provisions of this Agreement to the same extent as if held on the date hereof, including for purposes of constituting Registrable Securities hereunder.

Section 9.02 Expenses. The Company shall pay or promptly reimburse the other parties hereto with respect to all reasonable legal fees and expenses incurred by the parties hereto in connection with the negotiation, preparation and execution of this Agreement. Each party hereto shall otherwise pay its own expenses incident to this Agreement and the transactions contemplated herein.

Section 9.03 Termination of Certain Provisions. Other than the rights set forth in Sections 6.01 and 6.02, the rights set forth in Article VIII and the provisions set forth in this Article IX, all rights and obligations under this Agreement will terminate and be of no force and effect upon the consummation of a Qualified Public Offering. Upon such time as any Manager is no longer employed by the Company or its Affiliate, the rights set forth in Section 5.03 shall terminate and be of no force and effect with respect to such Manager.

Section 9.04 Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or three Business Days after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at its address or facsimile number set forth on the signature pages hereof or in the relevant Joinder Agreement or such other address or facsimile number as such party may hereafter specify in writing in accordance with this Section 9.04, or, in the case of a Manager, at the Manager’s last known address, as reflected in the Company’s records.

Section 9.05 Successors and Assigns. Except as otherwise expressly stated hereunder (i) this Agreement may not be assigned by any party without the prior written consent of each other party and the attempted or purported assignment shall be void, and (ii) nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement; provided, however, that the Operating Company is intended to be a third-party beneficiary of Article VII, to the extent the matters covered therein relate to the Operating Company, conferring on the Operating Company the right to directly enforce such Article against the Managers; and provided, further, that Sponsor is intended to be a third-party beneficiary of Section 5.10(e) as expressly provided therein. A Permitted Transferee who executes a Joinder Agreement - Stockholder in accordance with the provisions hereof may be assigned any rights available hereunder. All of the rights offered a Stockholder under this Agreement who executes a Joinder Agreement - Stockholder are assignable to a Transferee.

Section 9.06 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles of conflict of laws. The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of New York or in any New York state court located in New York county and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

Section 9.07 Enforcement. The parties agree that the provisions of this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction.

Section 9.08 Headings. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 9.09 Amendments and Waivers. This Agreement may not be amended, restated and/or modified in any respect except by written instrument executed by (a) in all cases, the Company and CVC, and (b) if such amendment, restatement and/or modification would reasonably be regarded as adversely affecting (i) Parcom, then Parcom, (ii) Goldman Sachs, then Goldman Sachs, (iii) Société Générale, then Société Générale, (iv) the Managers, then the General Counsel of the Operating Company from time to time acting with the consent of the holder(s) of a majority of the Company Capital Stock held by the Managers, and/or (v) any other Stockholders, then the General Counsel of the Operating Company from time to time acting with the consent of the holder(s) of a majority of the Company Capital Stock held by the Managers and/or such other Stockholders. Notwithstanding the foregoing, this Agreement may be amended, restated and/or modified by written instrument executed only by the Company and CVC if such amendment, restatement and/or modification is (1) made only for the purpose of curing a manifest error or ambiguity herein, (2) necessary or appropriate in the opinion of counsel for the Company in order for the Company to comply with an applicable law or regulation including the Code, (3) made in order to allow for the addition of a new Stockholder that has acquired Company Capital Stock and executed and delivered a Joinder Agreement as required hereunder or the removal of a Stockholder that has sold all its shares in the Company Capital Stock as permitted hereunder (at which time such Stockholder shall cease to be a Stockholder under this Agreement) in any such case; provided, that the issuance and/or Transfer of such shares of Capital Stock was made in accordance with this Agreement, or (4) made in order to reflect a change to an address for notices delivered to the Company in accordance with Section 9.04. The Company shall deliver a copy of any such amendment, restatement or modification to each Stockholder that is not a signatory to such written instrument; provided, that a failure of the Company to deliver such copy shall not by itself invalidate such amendment, restatement or modification. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of any of the parties thereafter to enforce each and every provision hereof in accordance with its terms.

Section 9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 9.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

Section 9.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE STOCKHOLDERS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 9.12 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

Section 9.13 Distributions and Payments. All payments or distributions to be made by the Company to the Stockholders under or pursuant to any provision of this Agreement shall be made in Euros.

Section 9.14 Use of Name and Logo. The Company hereby grants Goldman Sachs permission to use the name and logo of Univar Inc. (as submitted to Goldman Sachs by the Company in writing) solely in connection with Goldman Sachs’ or its Affiliates’ marketing materials until the termination of this Agreement. Goldman Sachs or its Affiliate, as applicable, shall include a trademark attribution notice giving notice of Univar Inc.’s ownership of its trademarks in the marketing materials in which

Univar Inc.’s name and logo appear. As a further condition to such consent, Goldman Sachs agrees to discontinue or procure that its Affiliate discontinues any nonconforming use of the name and logo of Univar Inc. immediately upon notice by the Company.

Section 9.15 Confidentiality. Each Stockholder agrees to and shall keep strictly confidential and will not disclose or divulge any confidential, proprietary or secret information which such Stockholder has obtained in the course of the negotiation and consummation of the transactions contemplated hereby or may obtain from the Company, including financial statements, reports and other information and materials submitted by the Company as required hereunder, unless required to be disclosed by law or pursuant to any judgment, order, subpoena or decree of any court having competent jurisdiction, or unless such information is already known to the Stockholder or has become publicly known, or unless the Company gives its written consent to the Stockholder’s release of such information; except that such written information may be provided to (i) the Stockholder’s employees, auditors, investors, partners, creditors, lenders, rating agencies, advisors or counsel, in each case, to the extent such disclosure reasonably relates to the administration of the investment represented by its Company Capital Stock and such person has entered into a customary confidentiality agreement obligating such person to keep such information confidential or is otherwise bound by an appropriate confidentiality obligation, and (ii) any prospective or actual Transferee of any of the Company Capital Stock of such Purchaser, provided that any prospective Transferee has entered into a customary confidentiality agreement obligating such person to keep such information confidential or is otherwise bound by an appropriate confidentiality obligation.

Section 9.16 Power of Attorney – Company.

(a) Each of the Managers does hereby irrevocably constitute and appoint the Company, with full power of substitution, as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to, deliver, record and file, as appropriate and in accordance with this Agreement all certificates and other instruments requiring execution by the Managers or any of them or by Société Générale as fiduciary for the Managers or any of them and deemed necessary or advisable by the Company to (i) qualify or continue the Company as a company wherein the Stockholders have limited liability in the jurisdictions where the Company may be conducting the Business, (ii) make or to implement any decision that the Company is entitled to make or implement in accordance with the provisions of this Agreement and applicable law, and (iii) give effect to the provisions of Section 4.02, 4.05, 4.07 and 5.02 of this Agreement.

(b) The powers of attorney granted pursuant to this Section 9.16 are coupled with an interest and shall be irrevocable and survive and not be affected by the subsequent death, incapacity, disability, bankruptcy or dissolution of the grantor; may be exercised by the Company either by signing separately as attorney-in-fact for each of the Managers and for Société Générale as fiduciary for the Managers or for all or some of them; and shall survive the delivery of an assignment by a Manager or by Société

Générale as fiduciary for that Manager of the whole or any fraction of its interest in the Company Capital Stock, except that, where the whole of such interest has been assigned in accordance with this Agreement, the power of attorney of such Manager shall survive the delivery of such assignment for the sole purpose of enabling the Company to execute, acknowledge, swear to, deliver, record and file any instrument necessary or appropriate to effect such substitution. In the event of any conflict between this Agreement and any document, instrument, conveyance or certificate executed or filed by the Company pursuant to such power of attorney, this Agreement shall control.

(c) Each Manager and Société Générale as fiduciary for the Managers shall execute and deliver to the Company, within five days after the receipt of the Company’s request therefor, such further designations, powers of attorney and other instruments as the Company deems necessary or appropriate to carry out the provisions of this Section 9.16.

Section 9.17 Power of Attorney – Chief Executive Officer and General Counsel.

(a) Each of the Managers does hereby irrevocably constitute and appoint each of the Chief Executive Officer and the General Counsel of the Operating Company from time to time, severally, with full power of substitution, as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to, deliver, record and file, as appropriate, the Fiduciary Agreements and all certificates and other instruments requiring execution by the Managers or any of them in order to give effect thereto.

(b) The powers of attorney granted pursuant to this Section 9.17 are coupled with an interest and shall be irrevocable and survive and not be affected by the subsequent death, incapacity, disability, bankruptcy or dissolution of the grantor; may be exercised by either attorney-in-fact either by signing separately as attorney-in-fact for each of the Managers or for all or some of them; and shall survive the Transfer by a Manager or by Société Générale as fiduciary for that Manager of the whole or any fraction of its interest in the Company Capital Stock, except that, where the whole of such interest has been Transferred in accordance with this Agreement, the power of attorney of such Manager shall survive the delivery of such assignment for the sole purpose of enabling the attorney-in-fact to execute, acknowledge, swear to, deliver, record and file any instrument necessary or appropriate to effect such substitution. In the event of any conflict between this Agreement and any document, instrument, conveyance or certificate executed or filed by the attorney-in-fact pursuant to such power of attorney, this Agreement shall control.

(c) Each Manager shall execute and deliver to the Company, within five days after the receipt of the Company’s request therefor, such further designations, powers of attorney and other instruments as the Company deems necessary or appropriate to carry out the provisions of this Section 9.17.

Section 9.18 Waiver of Tag Along and Similar Rights. Each of the Stockholders hereby irrevocably waives any and all tag-along, pre-emptive, appraisal or other similar rights that such Stockholder may have otherwise had, pursuant to Article V of this Agreement or otherwise, in connection with the transactions expressly contemplated by the Sponsor Stock Purchase Agreement.

Section 9.19 Effectiveness of this Agreement. The parties acknowledge and agree that the effectiveness of this Agreement is conditioned upon the effectiveness of the Amended and Restated Stockholders’ Agreement among the holders of Capital Stock of Ulysses Finance S.à r.l., dated on or about the date hereof, in accordance with its terms.

Section 9.20 Ratification of Prior Actions and Documents. The parties acknowledge and agree that any actions and documents previously taken, certified, executed, acknowledged, filed or delivered by or in the name and on behalf of the Company consistent with this Agreement are hereby ratified and approved by the parties as the authorized and approved actions and documents of the Company, with the same force and effect as if each such action or document had been specifically authorized and approved in advance.

[signature pages follow]

IN WITNESS WHEREOF, the Company and each Stockholder have executed this Agreement as of the day and year first above written.

ULYSSES LUXEMBOURG S.À R.L.

By:	/s/ Emanuela Brero
Name:	Emanuela Brero
Title:	Director

Notices:

20, avenue Monterey, L-2163 Luxembourg
Att:	Emanuela Brero, Director of Corporate Administration
Tel:	+352 26 86 60 24
Fax:	+352 26 47 83 67

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Attn:	George J. Sampas
Tel:	+1 212 558 4945
Fax:	+1 212 558 3588

Signatures - i

ULYSSES PARTICIPATION S.À R.L.

By:	/s/ Emanuela Brero
Name:	Emanuela Brero
Title:	Director

Notices:

20, avenue Monterey, L-2163 Luxembourg
Att:	Emanuela Brero, Director of Corporate Administration
Tel:	+352 26 86 60 24
Fax:	+352 26 47 83 67

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Attn:	George J. Sampas
Tel:	+1 212 558 4945
Fax:	+1 212 558 3588

Signatures - ii

PARCOM BUY OUT FUND II B.V.

By:	/s/ E.J. Westerink
Name:	E.J. Westerink
Title:	CEO

Notices:

Schiphol Boulevard 375 1118 BJ Schiphol Airport
Att:	Erik Westerink
Tel:	+31 35 646 44 40
Fax:	+31 35 685 85 85

With a copy (which shall not constitute notice) to:

Loyens & Loeff Fred. Roeskestraat 100 1076 ED Amsterdam The Netherlands
Att:	Hendrik Van Druten
Tel:	+31 20 578 59 25
Fax:	+31 20 578 58 43

Signatures - iii

GSMP V ONSHORE US, LTD.

By:	/s/ Thomas Connolly
Name:	Thomas Connolly
Title:	Vice President

Notices:

c/o Goldman, Sachs & Co. 200 West Street New York, New York 10282
Att:	Oliver Thym / Eric Goldstein
Tel:	+1 212 902 1000
Fax:	+1 212 357 5505

With a copy (which shall not constitute notice) to:

Fried Frank Harris Shriver & Jacobson LLP One New York Plaza New York, NY 10004
Att:	Emil Buchman
Tel:	+1 212 859 8298
Fax:	+1 212 859 8587

Signature Page – Ulysses Luxembourg Amended & Restated Stockholders Agreement

GSMP V OFFSHORE US, LTD.

By:	/s/ Thomas Connolly
Name:	Thomas Connolly
Title:	Vice President

Notices:

c/o Goldman, Sachs & Co. 200 West Street New York, New York 10282
Att:	Oliver Thym / Eric Goldstein
Tel:	+1 212 902 1000
Fax:	+1 212 357 5505

With a copy (which shall not constitute notice) to:

Fried Frank Harris Shriver & Jacobson LLP One New York Plaza New York, NY 10004
Att:	Emil Buchman
Tel:	+1 212 859 8298
Fax:	+1 212 859 8587

Signature Page – Ulysses Luxembourg Amended & Restated Stockholders Agreement

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ Thomas Connolly
Name:	Thomas Connolly
Title:	Vice President

Notices:

c/o Goldman, Sachs & Co. 200 West Street New York, New York 10282
Att:	Oliver Thym / Eric Goldstein
Tel:	+1 212 902 1000
Fax:	+1 212 357 5505

With a copy (which shall not constitute notice) to:

Fried Frank Harris Shriver & Jacobson LLP One New York Plaza New York, NY 10004
Att:	Emil Buchman
Tel:	+1 212 859 8298
Fax:	+1 212 859 8587

Signature Page – Ulysses Luxembourg Amended & Restated Stockholders Agreement

SOCIÉTÉ GÉNÉRALE BANK & TRUST

By:	/s/ Lazzati Luca /s/ C. BACCELI
Name:	Lazzati Luca C. BACCELI
Title:	DIRECTEUR

Notices:

11, avenue Emilo Reuter L-2420 Luxembourg
Att:	Mr. Luca Lazzati
Tel:
Fax:	+352 22 43 01

Signatures - vii

By:	/s/ Anthony Burgmans
Anthony Burgmans

By:	/s/ Barbara Prutzman
Barbara Prutzman

By:	/s/ Barry McGee
Barry McGee

By:	/s/ Barry Nicholls
Barry Nicholls

By:	/s/ Brian Rinehart
Brian Rinehart

By:	/s/ Chip Hornsby
Chip Hornsby

By:	/s/ Christophe Jacob
Christophe Jacob

By:	/s/ Christophe Jeusse
Christophe Jeusse

By:	/s/ Craig Lawson
Craig Lawson

By:	/s/ Dave Strizzi
Dave Strizzi

By:	/s/ David Cummings
David Cummings

By:	/s/ David Jukes
David Jukes

By:	/s/ Detlef Prangenberg
Detlef Prangenberg

By:	/s/ Diane Weber
Diane Weber

By:	/s/ Doug Drew
Doug Drew

Signature Page

Amended and Restated Ulysses Luxemburg Stockholders Agreement

By:	/s/ Ed Evans
Ed Evans

By:	/s/ Gary Pruitt
Gary Pruitt

By:	/s/ Gerard Essink
Gerard Essink

By:	/s/ Hermanus Vlug
Hermanus Vlug

By:	/s/ J Nanninga
J Nanninga

By:	/s/ Jane Campbell Wells
Jane Campbell Wells

By:	/s/ Jeffrey Siegel
Jeffrey Siegel

By:	/s/ Jeffrey Young
Jeffrey Young

By:	/s/ Joel Kallner
Joel Kallner

By:	/s/ John Bolanos
John Bolanos

By:	/s/ John Ederer
John Ederer

By:	/s/ John van Osch
John van Osch

By:	/s/ John Zillmer
John Zillmer

By:	/s/ Joseph Ripp
Joseph Ripp

By:	/s/ Karel Vuursteen
Karel Vuursteen

Signature Page

Amended and Restated Ulysses Luxemburg Stockholders Agreement

By:	/s/ Kendall Troutman
Kendall Troutman

By:	/s/ Lee Tsouli
Lee Tsouli

By:	/s/ Lynn Burgener
Lynn Burgener

By:	/s/ Markus Theodor Hug
Markus Theodor Hug

By:	/s/ Martin Jung
Martin Jung

By:	/s/ Matthew Pescaia
Matthew Pescaia

By:	/s/ Mirko Schnitzer
Mirko Schnitzer

By:	/s/ Nicolas Lehmann
Nicolas Lehmann

By:	/s/ Normand Goyer
Normand Goyer

By:	/s/ Ola Tengroth
Ola Tengroth

By:	/s/ Paul Julian
Paul Julian

By:	/s/ Peter Heinz
Peter Heinz

By:	/s/ Philip Scafido
Philip Scafido

By:	/s/ R van den Bergh
R van den Bergh

By:	/s/ Randy Craddock
Randy Craddock

Signature Page

Amended and Restated Ulysses Luxemburg Stockholders Agreement

By:	/s/ Richard Jalkut
Richard Jalkut

Signature Page

Amended and Restated Ulysses Luxembourg Stockholders Agreement

By:	/s/ Richard Jakult
Richard Jakult

By:	/s/ Rick Fox
Rick Fox

By:	/s/ Rick Pierson
Rick Pierson

By:	/s/ Rob ter Haar
Rob ter Haar

By:	/s/ Robert Bennett
Robert Bennett

By:	/s/ Russell Willard Day
Russell Willard Day

By:	/s/ Sabine Duyfies
Sabine Duyfies

By:	/s/ Sarah Dixon
Sarah Dixon

By:	/s/ Sheila Mowatt
Sheila Mowatt

By:	/s/ Shirley Schumacher
Shirley Schumacher

By:	/s/ Silvio Scarpanti
Silvio Scarpanti

By:	/s/ Sonia Pires
Sonia Pires

By:	/s/ Steven Nielson
Steven Nielson

By:	/s/ Terry Hill
Terry Hill

By:	/s/ Thomas McLelland
Thomas McLelland

Signature Page

Amended and Restated Ulysses Luxemburg Stockholders Agreement

By:	/s/ Tom Schmitt
Tom Schmitt

By:	/s/ W Jiskoot
W Jiskoot

By:	/s/ Wido Waelput
Wido Waelput

By:	/s/ Willy St. Cyr
Willy St. Cyr

Signature Page

Amended and Restated Ulysses Luxemburg Stockholders Agreement

ANNEX I

LIST OF NON-INSTITUTIONAL STOCKHOLDERS

Part 1 – Managers

[to follow]

Part 2 – Directors and/or Advisory Board Members

[to follow]

Annex I - 1

EXHIBIT A

JOINDER AGREEMENT - STOCKHOLDER

[If Société Générale will not be holding the shares as fiduciary:]

[WHEREAS, simultaneously with the execution of this Agreement, the undersigned is acquiring Ordinary Shares, par value €0.01 per share, (the “Acquired Capital Stock”) in the capital of Ulysses Luxumbourg S.à. r.l. (the “Company”);

WHEREAS, as a condition to the acquisition of the Acquired Capital Stock, the undersigned has agreed to join in a certain Stockholders Agreement, dated as of January 8, 2008 (the “Stockholders Agreement”), among the Company and the Stockholders (as such term is defined in the Stockholders Agreement) party thereto;

WHEREAS, the undersigned understands that the execution of this Agreement is a condition precedent to its acquisition of the Acquired Capital Stock;]

[Or, if Société Générale will be holding the shares as fiduciary:]

[WHEREAS, the undersigned is or expects to contemporaneously herewith become party to that certain Fiduciary Agreement (the “Fiduciary Agreement”), dated on or about the date hereof, by and among Société Générale Bank & Trust (“Société Générale”), a banking institution organized under the laws of the Grand Duchy of Luxembourg, and the Settlors (as such term is defined in the Fiduciary Agreement) party thereto;

WHEREAS, Société Générale, in its capacity as fiduciary for the undersigned, has, in accordance with the undersigned’s written instructions, entered into an agreement to acquire certain Ordinary Shares, par value €0.01 per share, (the “Acquired Capital Stock”) in the capital of Ulysses Finance S.à r.l. (the “Company”);

WHEREAS, as a condition to the sale of the Acquired Capital Stock to Société Générale, the undersigned has agreed to join in a certain Stockholders Agreement, dated as of January 8, 2008, as amended and/or restated from time to time (the “Stockholders Agreement”), among the Company and the Stockholders (as such term is defined in the Stockholders Agreement) party thereto;

WHEREAS, the undersigned understands that the execution of this Agreement is a condition precedent to the sale of the Acquired Capital Stock to Société Générale;]

NOW, THEREFORE, as an inducement to both the transferor of the Acquired Capital Stock and the other Stockholders to Transfer (as such term is defined in the Stockholders Agreement) or allow the Transfer of the Acquired Capital Stock to the undersigned:

EXHIBIT A

1. The undersigned hereby joins in the Stockholders Agreement and hereby agrees to adhere to and comply with and be subject to and bound by all of the provisions of the Stockholders Agreement in all respects as if the undersigned were party thereto as a Stockholder.

2. Without limiting Section 1 of this Agreement, the undersigned hereby agrees to use all reasonable endeavors to ensure that the provisions of the Stockholders Agreement and this Agreement are duly fulfilled and shall execute all such documents and do such acts and things as may be necessary or desirable to give effect thereto.

3. The undersigned hereby agrees that the certificate or certificates to be issued to the undersigned representing the Acquired Capital Stock shall be legended as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (“TRANSFER”) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 8, 2008, AS IT MAY BE AMENDED FROM TIME TO TIME. THE STOCKHOLDERS AGREEMENT CONTAINS, AMONG OTHER THINGS, SIGNIFICANT RESTRICTIONS ON THE TRANSFER OF THE SECURITIES OF THE COMPANY AND CERTAIN TAG-ALONG AND DRAG-ALONG RIGHTS AND RESTRICTIONS APPLICABLE TO THE SECURITIES. A COPY OF THE STOCKHOLDERS AGREEMENT IS AVAILABLE UPON REQUEST FROM THE COMPANY.”

[signature page follows]

EXHIBIT A

IN WITNESS WHEREOF, the undersigned has executed this Agreement this day of             , 20    .

By:
Name:
Title:
Notices:

—
—
Att:	—
Tel:	—
Fax:	—

[or, if an individual]

Name:
Title:
Address:
Tel:
Fax:

EXHIBIT B

JOINDER AGREEMENT - MANAGER

WHEREAS, the undersigned is or expects to contemporaneously herewith become party to that certain Fiduciary Agreement (the “Fiduciary Agreement”), dated on or about the date hereof, by and among Société Générale Bank & Trust (“Société Générale”), a banking institution organized under the laws of the Grand Duchy of Luxembourg, and the Settlors (as such term is defined in the Fiduciary Agreement) party thereto;

WHEREAS, Société Générale, in its capacity as fiduciary for the undersigned, has, in accordance with the undersigned’s written instructions, entered into an agreement to acquire certain Ordinary Shares, par value €0.01 per share, (the “Acquired Capital Stock”) in the capital of Ulysses Luxembourg S.à r.l. (the “Company”);

WHEREAS, as a condition to the sale of the Acquired Capital Stock to Société Générale, the undersigned has agreed to join in a certain Stockholders Agreement, dated as of January 8, 2008, as amended and/or restated from time to time (the “Stockholders Agreement”), among the Company and the Stockholders (as such term is defined in the Stockholders Agreement) party thereto;

WHEREAS, the undersigned understands that the execution of this Agreement is a condition precedent to the sale of the Acquired Capital Stock to Société Générale;

NOW, THEREFORE, as an inducement to both the transferor of the Acquired Capital Stock and the other Stockholders to Transfer (as such term is defined in the Stockholders Agreement) or allow the Transfer of the Acquired Capital Stock to Société Générale, the undersigned agrees as follows:

1. The undersigned hereby joins in the Stockholders Agreement and hereby agrees, insofar and for so long as any Acquired Capital Stock is held by Société Générale or its substitute for the benefit of the undersigned on the terms and subject to the conditions of the Fiduciary Agreement, to adhere to and comply with and be subject to and bound by all of the provisions of the Stockholders Agreement in all respects as if the undersigned were party thereto as a Manager (as such term is defined in the Stockholders Agreement).

2. Without limiting Section 1 of this Agreement, the undersigned hereby agrees to use all reasonable endeavors to ensure that the provisions of the Stockholders Agreement and this Agreement are duly fulfilled and shall execute all such documents and do such acts and things as may be necessary or desirable to give effect thereto.

[signature page follows]

B-1

EXHIBIT B

IN AGREEMENT AND ACKNOWLEDGEMENT WHEREOF, the undersigned has executed this Agreement this day of             , 20    .

Signature

Name (printed)

B-2

EXHIBIT C

SPOUSAL CONSENT

I,                     , spouse of                     , have read and hereby approve the Stockholders Agreement, dated as of January 8, 2008, as amended and/or restated from time to time (the “Stockholders Agreement”), among Ulysses Luxembourg S.à r.l. and the Stockholders party thereto. Insofar as I may have any rights in said Stockholders Agreement or any shares of Capital Stock (as such term is defined in the Stockholders Agreement) of Ulysses Luxembourg S.à r.l. under the community property laws or similar laws relating to marital property in effect in the jurisdiction of our residence as of the date of the signing of the Stockholders Agreement or from time to time thereafter, I hereby agree to adhere to and comply with and be subject to and bound by all of the provisions of the Stockholders Agreement.

IN AGREEMENT AND ACKNOWLEDGEMENT WHEREOF, the undersigned has executed this Spousal Consent this              day of             , 20    .

Signature

Name (printed)

C-1

CONFIDENTIAL

SCHEDULE 6.07

MINORITY STOCKHOLDER RIGHTS REGARDING SHARES OF UNIVAR INC.

Purpose:	This Schedule 6.07 summarizes the rights that will be granted to (and the obligations that will be imposed upon) the Goldman Sachs funds currently holding Capital Stock in Ulysses Finance and Ulysses Luxembourg (the “Minority Holders”) with respect to shares of common stock of Univar Inc. (the “Company”) to be received upon the occurrence of the events (the “Flip Down”) described in (i) Section 6.07 of that certain Amended & Restated Stockholders Agreement, dated as of November 30, 2010, by and among Ulysses Finance S.à r.l. (“Ulysses Finance”) and the stockholders of Ulysses Finance named therein (the “Ulysses Finance Stockholders Agreement”) and (ii) Section 6.07 of that certain Amended & Restated Stockholders Agreement, dated as of November 30, 2010, by and among Ulysses Luxembourg S.à r.l. (“Ulysses Luxembourg”) and the stockholders of Ulysses Luxembourg named therein (the “Ulysses Luxembourg Stockholders Agreement” and, together with the Ulysses Finance Stockholders Agreement, the “Ulysses Stockholders Agreements”), to each of which this Schedule 6.07 is attached. Capitalized terms used but not defined herein shall have the meanings given to them in the Sponsor Transaction Stockholders Agreement (as such term is defined in the Ulysses Stockholders Agreements).

The terms contained herein, all of which have been approved by the Sponsor, will be reflected in appropriate amendments to the Sponsor Transaction Stockholders Agreement and each Minority Holder would be a “Stockholder” thereunder; it being understood and agreed that for purposes of the rights and obligations of the Minority Holders hereunder, the Minority Holders shall be deemed to be a single Minority Holder. It is also understood and agreed that each Minority Holder shall be obligated to comply with all obligations generally applicable to Stockholders under the terms and conditions of the Sponsor Transaction Stockholders Agreement.

Restriction on Transfers:	The transfer restrictions set forth in Section 6.02 of the Sponsor Transaction Stockholders Agreement will be amended to provide for (i) the termination of such restrictions on transfer applicable to a Minority Holder upon the occurrence of an IPO and (ii) on and after January 1, 2016, the Minority Holders may transfer their Company stock subject to the restrictions set forth in Section 6.02(a)(iv) of the Sponsor Transaction Stockholders Agreement in the same manner as is applicable to all other Stockholders. The Minority Holders will not have the benefit of the de minimis transfer exception pursuant to Section 6.02(a)(v) of the Sponsor Transaction Stockholder Agreement.

Right of First Offer:	The Minority Holders will be subject to the right of first offer, first, in favor of the Company and then, in favor of Univar NV and CD&R Investors, in each case, as contemplated by, and subject to the terms and conditions set forth in, Section 6.03 of the Sponsor Transaction Stockholders Agreement. For the avoidance of doubt, the Minority Holders shall not be “ROFO Recipients” nor entitled to purchase Company Capital Stock subject to the right of first offer.

Tag Along Rights:	The Minority Holders will be entitled to receive a Tag-Along Notice, issue a Tag-Along Request and participate in any Proposed Tag Along Sale, and shall be subject to the tag along rights of the Tagging Stockholders in a Proposed Tag Along Sale, on the terms and conditions set forth in Section 6.04 of the Sponsor Transaction Stockholders Agreement, pro rata with all other Stockholders of the Company.

Drag Along Rights:	The Minority Holders will be subject to the rights of the Dragging Stockholders in connection with any Proposed Drag-Along Sale on the terms and conditions set forth in Section 6.05 of the Sponsor Transaction Stockholders Agreement in the same manner as is applicable to all other Dragged-Along Stockholders; provided, that the only representations a Minority Holder shall be required to make in connection with the Drag- Along Sale will be those that relate to its ownership of the shares and the ability to transfer those shares (for the avoidance of doubt, it is being understood and agreed that the foregoing shall not limit the pro rata indemnity obligations of the Minority Holders in respect of any Drag- Along Sale under Section 6.05 of the Sponsor Transaction Stockholders Agreement).

Preemptive Rights of the Stockholders:	The Minority Holders will be entitled to preemptive rights with respect to issuances of Additional Capital Stock in the manner and on the terms set forth in Section 6.07 of the Sponsor Transaction Stockholders Agreement pro rata with all other Stockholders.

Registration Rights:	The Minority Holders will be entitled to “piggy back” registration rights on the terms and conditions set forth in Section 7.06 of the Sponsor Transaction Stockholders Agreement (including with respect to an IPO as contemplated by Section 7.04(c)); provided that the cutback provisions applicable to any registration statement in which any Stockholder may include Registrable Shares shall be amended so as to treat the Registrable Shares of the Minority Holders in the same manner, on a pro rata basis, with any Registrable Shares proposed to be included in any such Registration Statement by Univar NV and/or the CD&R Investor and their respective Affiliates. In addition, each Minority Holder will agree to be subject to the Holdback Agreements for periods and on terms set forth in Section 7.09 of the Sponsor Transaction Stockholders Agreement

Confidentiality	The Minority Holders agree to be bound by the confidentiality provisions of Section 9.01; provided, however, that any information received by a Minority Holder in its capacity as a debt holder of the Company shall be subject to the confidentiality provisions of the agreement governing the applicable debt instrument.

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Amendments, Waivers	No provision of the Sponsor Transaction Stockholders Agreement may be amended in the manner adverse to the Minority Holders which does not, by its terms, adversely affect the rights or obligations of other stockholders in a substantially similar manner, without the consent of Minority Holders holding at least 50% of the total Company stock held by the Minority Holders.

3